Exhibit 4.27

ACQUISITION AND FRAMEWORK AGREEMENT

between

GOLD FIELDS EXPLORATION B V

and

GOLD FIELDS FINLAND OY

and

NORTH AMERICAN PALLADIUM LIMITED

and

NORTH AMERICAN PALLADIUM FINLAND OY

Dated

24 March 2006

i

	10.5	Other Activities and Interest	22
	10.6	Indemnification	22
	10.7	Registration Rights	23
11.	MISCELLANEOUS		24
	11.1	Unavoidable Delays	24
	11.2	Notices	24
	11.3	Further Assurances, Registration, Security	26
	11.4	Payment of Costs and Expenses	26
	11.5	Severance	26
	11.6	Entire Agreement; Amendment and Waiver	26
	11.7	Change of Control	27
	11.8	Successors and Assigns	27
	11.9	Third Party Rights	28
	11.10	Confidentiality	28
	11.11	Counterparts	28
	11.12	Governing Law	28
	11.13	Dispute Resolution	28
	11.14	Time of the Essence	29
SCHEDULE 1 REPRESENTATIONS AND WARRANTIES			31
SCHEDULE 2 FORM OF SHAREHOLDERS’ AGREEMENT			40
SCHEDULE 3 TRANSFER AND SUBSCRIPTION TERMS			41
SCHEDULE 4 FORM OF MD AGREEMENT			42
SCHEDULE 5 LICENSES AND MINERAL RIGHTS			43
SCHEDULE 6 EFFECT OF TERMINATION			51
SCHEDULE 7 TRANSFER OF PURCHASED INTEREST			52
SCHEDULE 8 ENCUMBRANCES			53
SCHEDULE 9 PROPERTY AGREEMENTS			54
SCHEDULE 10 FORM OF SERVICES AGREEMENT			55

ii

THIS AGREEMENT dated 24 March 2006 between:

(1)           GOLD FIELDS EXPLORATION B V (“GFBV”), a limited liability company, registration no. 27123830, organised and existing under the laws of The Netherlands;

(2)           GOLD FIELDS FINLAND OY (“GFF”), a limited liability company, registration no. 1606318-8, organised and existing under the laws of Finland;

(3)           NORTH AMERICAN PALLADIUM LTD. (“NAPL”), a corporation, registration no. 275053-8, organised and existing under the laws of Canada;

(4)           NORTH AMERICAN PALLADIUM FINLAND OY (“NAPF”), a limited liability company, registration no. 2005591-4, organised and existing under the laws of Finland.

WHEREAS:

(A)          NAPF is a wholly owned subsidiary of NAPL.

(B)           99.983% of the entire issued share capital of GFF is held by GFBV and the remaining 0.017% by its Affiliate, Orogen (as hereinafter defined).

(C)           GFAP (as hereinafter defined) is a wholly owned subsidiary of GFF.

(D)          GFBV owns Interests in the APP Project Licenses through GFF and GFAP and is developing the APP Project.

(E)           GFBV, GFF, NAPL and NAPF wish to co-operate in the further development of the APP Project.

(F)           GFBV intends to grant to NAPL an option to acquire an Interest in the APP Project through the acquisition of and subscription for ordinary shares in the share capital of GFF, subject to and in accordance with the terms of this Agreement.

NOW THIS AGREEMENT WITNESSES as follows:

1.             DEFINITIONS AND INTERPRETATION

1.1               Definitions

In this Agreement the following words and expressions have the following meanings:

“Acquiror”	has the meaning set out in Clause 10.4.1;

“Additional Mineral Interests”	means any Interest acquired pursuant to Clause 10.4;

“Advance”	means any advance granted by NAPF to GFAP, without duplication, in accordance with the terms of this Agreement;

“Affiliate”	means with respect to any person, any party which controls, is controlled by or under common control with such person, whether directly or indirectly;

“Agreement”	means this Acquisition and Framework Agreement;

“AMEX”	means the American Stock Exchange;

“APP Project”	means the exploration and development project in respect of the APP Property;

“APP Project Licenses”	means the claims and mining leases as more specifically set out in Schedule 5;

“APP Property”

means the APP Project Licenses and any Additional Mineral Interests, together with any renewals thereof and any other form of substitute or successor title thereto, including any Mineral Rights derived from or into which any such licenses or interests may have been or may hereafter be converted;

“Applicable Law”

means any and all laws, statutes, regulations, ordinances, rules, guidelines, policies, notices, orders and directions or other requirements of any Government Agency applicable to the Parties hereto, the transactions contemplated hereby or the properties and interests subject to the terms of this Agreement or any of them;

“Approved Earn-in Expenditure”	means, in relation to the Option Period, Earn-in Expenditures incurred pursuant to Programmes and Budgets implemented during such period;

“Area of Interest”	means the area within 25km of the perimeter of any of the Mineral Rights comprising the APP Property;

“Business Day”	means a day (other than a Saturday or Sunday) when clearing banks are open for business in Toronto, Ontario, Helsinki, Finland and Denver, Colorado;

“Change of Control”

means one of the following (i) NAPF ceases to be a wholly-owned subsidiary of NAPL, or (ii) NAPL ceases to be a public listed company, or (iii) any of the shareholders of NAPL (save for Kaiser Francis Oil Company) or a third party acting individually or in concert with others acquire control over more than 35% of the voting share capital of NAPL and such acquisition has a Material Adverse Effect;

“Claims”

means all losses, damages expenses, liabilities (whether accrued, actual, contingent, latent or otherwise), claims and demands of whatsoever nature or kind, including legal and other professional fees and costs;

“Confidential Information”

means any information or data of whatsoever kind and in whatever form, all copies thereto and all information derived therefrom relating to the APP Property and the activities of the Parties thereon, except to the extent that any portion of such information:

	(a)	is in or hereafter comes into the public domain otherwise than by reason of breach of an obligation of confidentiality under this Agreement;

	(b)	is lawfully and in good faith obtained by a Party hereto from a third party without breach of an obligation or confidentiality under or pursuant to this Agreement; or

	(c)	the disclosing Party believes in good faith is required to be disclosed by Applicable Law;

“Consideration Shares”	means:

	(a)	in the event GFBV does not exercise the back-in right set out in Clause 5.2, 9,227,033 NAPL Shares; or

	(b)	in the event GFBV exercises the back-in right set out in Clause 5.2, 7,381,636 NAPL Shares;

“Corporate Matters”

means any matter of a corporate nature, required to be undertaken by the GFAP Board, pursuant to Applicable Law, including, without limitation, the preparation and approval of financial statements and tax returns and matters not otherwise addressed in this Agreement, the Services Agreement or the MD Agreement;

“Earn-in Expenditures”

in respect of the APP Property means from the Effective Date, the sum of all costs of acquisition and maintenance and all exploration and development expenditures and all other costs and expenses of whatsoever kind or nature including, without limitation, any and all expenses incurred and/or the value of all technical and professional consulting services provided by members of the NAPL Group in the completion of the Feasibility Study, the Re Scoping Study and Exploration Programme and expenses of a capital nature, incurred or chargeable by GFAP;

“Effective Date”	means the fifth Business Day following the first date on which each of the conditions set out in Clause 2.1 have been satisfied or waived, as applicable;

“Encumbrances”

means any (other than by virtue of this Agreement) interest or equity of any person (including any right to acquire, option or right of pre-emption or first offer or first refusal) or any mortgage, charge, pledge, lien, assignment, hypothecation, security interest, title retention or other security agreement or arrangement or any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership with the exception of liens arising by operation of law in the ordinary and usual course of business;

“Exercise Date”	means the date of the exercise of the Option in accordance with Clause 5.4;

“Exercise Notice”	has the meaning set out in Clause 5.4.1;

“Feasibility Study”

means a report evaluating the commercial feasibility of placing the APP Property, or any part thereof, into commercial mining production at costs then current or then reasonably estimated to be in effect over the life of the mine, and which must:

(a) be prepared in accordance with mining industry practices and standards in North America in particular National Instrument 43-101 of the Canadian securities administrators;

(b) include reviews of all relevant issues, a statement of the reserves, a description of the nature and scale of any proposed operation, an estimate of the construction and other costs necessary to achieve commercial production and of the operating costs, sustaining capital and closure costs after the commencement thereof; and

(c)

equal or exceed the criteria for a bankable document, that is to say, a document in form and substance appropriate for presentation to a reputable bank or other financial institution from which financing might be sought for comparable projects;

“First Development Proposal
and Budget”	shall have the meaning assigned thereto in Clause 5.3.4;

“GAAP”	means, as applicable, generally accepted accounting principles of Canada or the International Financial Reporting Standards, in each case consistently applied;

“GFAP”	means Gold Fields Artic Platinum Oy, a limited liability company, registration no. 1606745-3, organised and existing under the laws of Finland;

“GFAP Board”	means the board of directors of GFAP;

“GFAP Business”

means (i) the investment by GFAP directly in the APP Project, (ii) the implementation of the Re-Scoping Study and Exploration Programme and approved Programmes and Budgets, (iii) the preparation of the Feasibility Study and the First Development Proposal and Budget, (iv) all actions undertaken by GFAP which are necessary and incidental to the foregoing, and (v) the performance by GFAP of its obligations, and the enforcement by GFAP of its rights, under this Agreement, the Services Agreement and the MD Agreement;

“GFAP Restricted Matters”	means, in relation to GFAP, any of the following:

(a) a variation of its memorandum and articles of association (other than as contemplated by this Agreement) or the rights attaching to any shares in the share capital;

(b) any increase, decrease or change in the amount of the authorised or issued share capital (whether by way of capitalisation issue, rights issue, sub-division, consolidation, reduction of capital, share repurchase or otherwise) except as required to enable the transactions contemplated by this Agreement;

(c)	any amendment or alteration in the rights, privileges, restrictions or conditions attaching to any issued or unissued shares in the share capital;

(d)

the granting of any option or other interest (in the form of convertible securities or in any other form) over or in its share capital, any redemption or purchase of any of its own shares or any other reorganisation of its share capital (save as provided in this Agreement);

(e)	the engaging in any business other than the GFAP Business or the expenditure of any monies other than in good faith for the purposes of or in connection with the carrying on of the GFAP Business;

(f)	the incurring of any indebtedness other than for the purposes of or in connection with the carrying on of the GFAP Business;

(g)

the declaration or payment of any dividend or the making of any other distribution (by way of capitalisation, repayment or in any other manner) other than as may be required to give effect to the agreement between the parties that members of the GFBV Group are entitled to cash and cash equivalents in the accounts of the company in excess of amounts contemplated as required under paragraph 1.3.16 of Schedule 1;

(h)	the entering into of any transaction or arrangement with any member of the NAPL Group or the GFBV Group which is not on commercial arm’s length terms;

(i)	the entering into of any transaction or arrangement of any nature whatsoever (other than any borrowing, transaction or arrangement contemplated by this

Agreement), in each case other than in the ordinary course of the GFAP Business;

	(j)	any disposal, abandonment or encumbrance of any of the APP Properties; and

	(k)	any amendments to the Services Agreement and the MD Agreement;

“GFBV Group”	means, collectively, GFBV and all Affiliates thereof;

“GFF Business”

means (i) the investment by GFF directly or indirectly in the development of the APP Project, (ii) the investment in GFAP, (iii) all actions taken by GFF which are necessary and incidental to the foregoing and (iv) the performance by GFF of its obligations, and the enforcement by GFF of its rights, under this Agreement;

“GFF Restricted Matters”	means, in relation to GFF, any of the following:

	(a)	any of the matters set out in paragraphs (a) - (d), (g) and (h), of the definition of GFAP Restricted Matters;

	(b)	the engaging in any business other than the GFF Business or the expenditure of any monies other than in good faith for the purposes of or in connection with the carrying on of the GFF Business;

	(c)	the incurring of any indebtedness other than for the purposes of or in connection with the carrying on of the GFF Business; and

(d)

the entering into of any transaction or arrangement of any nature whatsoever (other than any borrowing, transaction or arrangement contemplated by this Agreement), in each case other than in the ordinary course of the GFF Business;

“GFF Shares”	means the ordinary shares each with a par value of €1000 in the share capital of GFF;

“Government Agency”

means any legitimate and internationally recognised present or future government or governmental, administrative, fiscal, or judicial body, department, commission, authority, tribunal, agency or entity;

“Interest”	means without limitation, a legal, beneficial or equitable interest, whether direct or indirect;

“Loan Notes”	means the loan notes denominated in Euros issued by GFAP to NAPF from time to time in connection with Advances, which shall be in agreed form and shall bear no interest;

“Long Stop Date”	means 31 March 2006;

“Managing Director”	means the person appointed to the position of managing director of GFAP;

“Material Adverse Effect”	means that the relevant event or circumstance (or any effect or consequence thereof):

(i)

would or would be reasonably likely to affect materially and adversely the ability of NAPL or NAPF to comply with any of its obligations under this Agreement, the Shareholders’ Agreement or the Services Agreement;

(ii) would or would be reasonably likely to affect materially and adversely the validity or enforceability of any of this Agreement, the Shareholders’ Agreement or the Services Agreement;

(iii) would or would be reasonably likely to affect materially and adversely the APP Project or the business, condition (financial or otherwise), operation or prospects of NAPL or NAPF; or

(iv) would or would be reasonably likely to affect materially and adversely the business, condition (financial or otherwise), operation or prospects of GFBV;

“MD Agreement”	means an agreement to be entered into between GFAP and the Managing Director in accordance with Clause 7.1.8 and substantially in the form of Schedule 4 attached hereto;

“Memorandum and Articles of Association (new)”	means the memorandum and articles of association of GFAP, amended to provide for the management arrangements contemplated under this Agreement;

“Mineral Rights”

means prospecting licenses, mining licenses, mineral concessions, mining leases, surface rights, water rights and other rights relating to, minerals or to access to minerals and other forms of mineral title under Applicable Law, whether contractual, statutory or otherwise;

“NAPFS”	means North American Palladium Arctic Services Oy, a limited liability company, registration no. 2003981-8, organised and existing under the laws of Finland;

“NAPL Shares”	means the common shares in the share capital of NAPL;

“NAPL Group”	means, collectively, NAPL and all Affiliates thereof;

“Offer Notice”	has the meaning set out Clause 10.4.1;

“Offeree”	has the meaning set out in Clause 10.4.1;

“Option”	means the sole and exclusive right to acquire the Purchased Interests, as set out in Clause 5.1;

“Option Conditions”	means the conditions set out in Clause 5.3;

“Option Period”	means the period from the Effective Date to August 31, 2008;

“Orogen”	means Orogen Holding BVI Limited, a limited liability company, registration no. 184982 organised and existing under the laws of the British Virgin Islands, an Affiliate of GFBV;

“Parties”	means each of GFBV, GFF, NAPL and NAPF;

“Programme and Budget”	means any work programme and associated budget in relation to Earn-in Expenditures undertaken during the Option Period, on and in respect of the APP Project;

“Property Agreements”	means the agreements described in Schedule 9.

“Purchased Interests”	means:

(a)

in the event GFBV does not exercise the back-in right set out in Clause 5.2, such number of GFF Shares as would give NAPL a shareholding of 60% (sixty percent) of all issued and outstanding ordinary shares of GFF thereby providing for a 60% (sixty percent) Interest in the APP Project; or

(b)

in the event GFBV exercises the back-in right set out in Clause 5.2, such number of GFF Shares as would give NAPL a shareholding of 50% (fifty percent) less one ordinary share of all issued and outstanding ordinary shares of GFF, or 50% of all issued and outstanding ordinary shares of GFF, if approved by SARB, thereby providing for corresponding Interest in the APP Project;

“Re-Scoping Study and Exploration Programme”

means a re-scoping study and exploration programme to be undertaken in respect of the APP Property including: (a) definition of a combined mineable resource of at least 5.0 million ounces of two platinum group elements and gold combined at grades greater than 3.0 grams per tonne (the “Target Grade”); (b) exploration on the properties known as the SK Reef and the SJ Reef mining properties and claims, and which are included in the APP Property, to: (i) drill and examine mining claims that have the potential to satisfy the Target Grade; (ii) obtain sufficient data to create a new geological model that supports a combined mine plan for all of the APP Property; and (iii) identify other high potential geological zones along the Archaean-Proterozoic contact of the APP Property; (c) examine various mine design options to efficiently exploit all identified mineral resources of the APP Property and produce a marketable product in a cost-effective manner; (d) evaluate the metallurgy of various ore types contained within the APP Property and categorize as to possible processing options; and (e) maintain the APP Property in good standing;

“Rules of Arbitration”	has the meaning set out in Clause 11.13;

“SARB”	means the South African Reserve Bank;

“SARB Approval”

means the conditional approval of SARB, dated 06 January 2006, granted to GFBV, as amended by the letter from SARB dated 12 January 2006 in connection with the transactions contemplated in this Agreement;

“Satisfaction Date”	means the date on which GFBV has delivered written acknowledgement to NAPL of the satisfaction by NAPL of each of the Option Conditions;

“Services Agreement”

means the services agreement to be entered into between GFAP, NAPL and NAPFS, in respect of the services to be provided by each of NAPL and NAPFS, substantially in the form of Schedule 10 attached hereto;

“Shareholders’ Agreement”	means the shareholders’ agreement to be concluded by NAPL and GFBV in accordance with Clause 5.5, in the form attached hereto as Schedule 2;

“Transfer and Subscription Terms”	means the terms and conditions attached hereto as Schedule 3; and

“TSX”	means the Toronto Stock Exchange.

1.2           Interpretation

In this Agreement:

1.2.1                   any reference to “writing” or “written” will mean any method of reproducing words in a legible and non-transitory form (including e-mail);

1.2.2                   references to the word “include” or “including” are to be construed without limitation;

1.2.3                   the table of contents and headings are inserted for convenience only and will not affect its construction;

1.2.4                   unless the context otherwise requires, words denoting the singular will include the plural and vice versa, references to any gender will include all other genders and references to a person will include any individual, firm, body corporate, government, state or agency of a state of any joint venture, association or partnership in each case whether or not having a separate legal personality;

1.2.5                   references to Schedules and Clauses are to Schedules and Clauses of this Agreement unless otherwise specified and references within a Schedule to paragraphs are to paragraphs of that Schedule unless otherwise specified.  The Schedules are deemed to be incorporated in this Agreement in their entirety;

1.2.6                   references to any statute, statutory provision, directive or treaty include a reference to that statute, statutory provision, directive or treaty as amended, extended, consolidated or replaced from time to time (whether before or after the date of this Agreement) and include any order, regulation, instrument or other subordinate legislation made under the relevant statute, statutory provision, directive or treaty;

1.2.7                   references to any English legal term for any action, remedy, method or judicial proceeding, legal document, legal status, court, official or any legal concept, state of affairs or thing will in respect of any jurisdiction other than England be deemed to include that which most approximates in that jurisdiction to the English legal term;

1.2.8                   references to times of the day are to Toronto time and references to a day are to a period of 24 hours running from midnight on the previous day;

1.2.9                   references to “control” (including with correlative meanings, the terms “controlled by”, “under common control with” and “controlling”), as used with respect to any person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting shares, by contract or otherwise;

1.2.10                 a “person” will be construed as a reference to any person, firm, company, corporation, government, state or agency of a state or any association or partnership (whether or not having separate legal personality) of two or more of the foregoing;

1.2.11                 references “to the best of the knowledge, information and belief” of GFBV or GFF shall mean the actual knowledge, information and belief of the executive directors of GFBV or GFF, as the case may be;

1.2.12                 “$” and “Dollars” denote the lawful currency of the United States of America for the time being; and

1.2.13                 “€” and “Euros” denote the lawful currency of the European Union for the time being.

2.             EFFECTIVENESS, TERM AND TERMINATION

2.1           Effectiveness

This Agreement, save for the provisions of Clauses 2.1, 2.2, 4, 11.1, 11.2, 11.3, 11.4, 11.5, 11.6, 11.10, 11.12 and 11.13, which shall be of immediate force and effect upon execution hereof, shall become effective upon the fifth Business Day following the date on which the following condition has either been satisfied or waived by GFBV:

2.1.1                   the delivery by NAPL to GFBV of an opinion of legal counsel to NAPL in a form and substance satisfactory to GFBV that all required consents, approvals and authorizations, including unconditional approvals from the TSX (subject only to notice of the issuance of the Consideration Shares being filed with the TSX) and AMEX to the extent required, for the issuance of the Consideration Shares on the terms set out in this Agreement have been obtained by NAPL;

2.2           Long Stop Date

If the condition set out in Clause 2.1 has not been satisfied (or waived, as applicable) prior to the Long Stop Date, NAPL or GFBV may by notice to each of the other

Parties terminate this Agreement, provided that such termination shall be without prejudice to the accrued rights and obligations of the Parties on and prior to such termination.  The Parties shall use their reasonable commercial endeavours to procure that the conditions in Clause 2.1 are satisfied as soon as practicable after the date hereof and in any event prior to the Long Stop Date.

2.3           Termination

This Agreement shall terminate:

2.3.1                   in accordance with Clause 2.2;

2.3.2                   automatically in accordance with Clause 5.3;

2.3.3                   automatically if NAPL fails to deliver the Exercise Notice in accordance with the terms of Clause 5.4.1;

2.3.4                   on the date of any material breach by NAPL and/or NAPF of the terms of this Agreement or by the Managing Director of the terms of the MD Agreement or by NAPL and/or NAPFS of the terms of the Services Agreement, where such breach has not been remedied or waived within 20 Business Days of receipt of notice of such breach from the relevant aggrieved Party;

2.3.5                   on the date on which NAPL shall be deemed to have withdrawn in accordance with Clause 7.3;

2.3.6                   in accordance with Clause 11.1; or

2.3.7                   by mutual written agreement between the Parties,

provided that any such termination shall be without prejudice to the accrued rights and obligations of the Parties on and prior to such termination, including without limitation those obligations set out in Clause 2.4 below. Notwithstanding the foregoing, the provisions of Clause 10.6 (indemnification), Clause 11.10 (confidentiality), Clause 11.12 (governing law) and Clause 11.13 (dispute resolution) shall survive termination of this Agreement and remain in full force and effect for a period of three years from the date of termination hereof.

2.4           Effect upon Termination

In the event of termination under Clause 2.3 pursuant to any of Clause 2.3.2, Clause 2.3.3, Clause 2.3.4, Clause 2.3.5, or, during the Option Period, pursuant to Clause 2.3.6 or Clause 2.3.7, the Parties hereto agree that the provisions of Schedule 6 shall apply.

3.             TRANSACTIONS ON AND AFTER EFFECTIVE DATE

3.1           Organisation of GFAP

Within 30 days of the Effective Date:

3.1.1                   GFF shall procure that the Memorandum and Articles of Association (new) are duly adopted by GFAP in accordance with Applicable Law;

3.1.2                   the Parties shall procure that the directors of GFAP, including the Managing Director, be appointed (in accordance with Clause 7.1);

3.1.3                   GFAP shall open and maintain an account in its name with an account bank approved by GFF into which all Advances funded by NAPL, through its subsidiary NAPF, pursuant to Clause 7.2 shall be deposited.

3.2           Approval of South African Reserve Bank

If, at any time during the Option Period, GFBV, in its reasonable opinion, is of the view that SARB is likely to amend the conditions of the SARB Approval, GFBV will, if it deems necessary, at the time, approach SARB in order to obtain an amended approval from SARB, or to modify the conditions of the SARB Approval so that it is consistent with the terms of this Agreement.

3.3           No Partnership

The relationship between the Parties pursuant to this Agreement is strictly that of independent contractors and will not constitute a partnership or agency for any purpose.

3.4           NAPL and GFBV May Not Bind

Neither GFBV nor NAPL (nor any of their respective Affiliates) shall be entitled to incur any obligations on behalf of any of, or to act on behalf of or bind, the other Parties hereto or GFAP.

4.         REPRESENTATIONS AND WARRANTIES

4.1           Representations and Warranties

Each Party represents and warrants to the others that the statements made by it in Schedule 1 are true, accurate and not misleading as of the respective dates thereof.

4.2           Survival and Acknowledgement

The representations and warranties set forth in Clause 4.1 and Schedule 1 will survive the relevant dates set out in Schedule 1 and continue in full force and effect until the expiry of the relevant limitation periods under Applicable Law.

5.         GRANT and exercise OF OPTION

5.1           Grant of Option

GFBV hereby grants to NAPL the sole and exclusive right and option to acquire the Purchased Interests upon and subject to the terms of this Agreement.

5.2           Reduction of Interest

GFBV may, in its sole discretion, on written notice to NAPL provided at any time after the Effective Date but no later than the Satisfaction Date, elect to decrease the Interest to be acquired by NAPL in the APP Project from 60% (sixty percent) to (i) 50% (fifty percent) less one ordinary share; or (ii) 50% (fifty percent), if approved by SARB, in which case the number of GFF Shares constituting the Purchased Interest shall decrease as contemplated under this Agreement.

5.3           Option Conditions

The right of NAPL to exercise the Option is subject to fulfillment by the NAPL Group of the following conditions (the “Option Conditions”) and the delivery of the notice of satisfaction by NAPL referred to in this Clause 5.3 prior to the expiry of the Option Period:

5.3.1                   the completion of the Re-Scoping Study and Exploration Programme and the delivery by the NAPL Group to GFBV of a written report in respect of the completed Re-Scoping Study and Exploration Programme;

5.3.2                   the completion and delivery by the NAPL Group to GFBV of the Feasibility Study;

5.3.3                   the incurring by NAPL of Approved Earn-in Expenditures (through Advances made under the terms of this Agreement) in an aggregate amount of at least $12.5 million.  For the avoidance of doubt, if the Approved Earn-in Expenditure exceeds in aggregate the sum of $12.5 million, NAPL shall be obliged to make Advances in order to fund such excess as well; and

5.3.4                   NAPL shall have made a determination to develop a mine in respect of the APP Project of at least a 3mtpa throughput and shall have delivered to GFBV (i) a formal development proposal and associated budget in respect thereof based on the Feasibility Study delivered in accordance with Clause 5.3.2 and approved by NAPL (the “First Development Proposal and Budget”), together with such supporting documentation and information as GFBV shall reasonably require, and (ii) a written undertaking from NAPL providing that it shall, subject to Applicable Law, (x) vote any shareholding of NAPL in GFF (acquired pursuant to the terms of this Agreement) in favour of and (y) use its best efforts to procure that any director of GFF appointed by NAPL under the terms of the Shareholders’ Agreement votes in favour of, the First Development Proposal and Budget as and when it is considered by the board of directors of GFF under the terms of the Shareholders’ Agreement.

Upon completion of all of the Option Conditions, NAPL shall promptly provide written notice to GFBV of the satisfaction of the Option Conditions together with a certificate signed by the chief financial officer of NAPL certifying the amount of Approved Earn-in Expenditure that has been incurred.  Within 20 Business Days of receipt of such notice, GFBV shall confirm its acceptance in writing to NAPL that the conditions have been satisfied in accordance with their terms.  If no such notice is given by GFBV, NAPL shall be deemed to have satisfied the conditions on the last day of such 20 Business Day period.  If GFBV elects to exercise its back-in right in accordance with Clause 5.2, it shall simultaneously with the written acceptance contemplated in this Clause, deliver written notice of the exercise of such election as contemplated in Clause 5.2 to NAPL, to the extent that it has not already delivered such written notice to NAPL.  In the event that any of the Option Conditions referred to in this Clause 5.3  are not fulfilled prior to the expiry of the Option Period, the Option shall expire and the provisions of Clauses 2.3 and 2.4 shall apply.

5.4       Exercise of Option

5.4.1                   NAPL may, within 10 Business Days of the Satisfaction Date, exercise the Option by notice in writing delivered to GFBV (the “Exercise Notice”).

5.4.2                   The Exercise Notice shall specify the Purchased Interest to which such notice relates and, upon the delivery of such notice and subject to the issuance by NAPL of the relevant number of Consideration Shares to GFBV, NAPL shall have thereby acquired the relevant Interest in GFF and the provisions of Clause 5.5 shall apply.

5.4.3                   Following the delivery of the Exercise Notice, GFBV and GFF shall, against the issuance of the Consideration Shares by NAPL to GFBV in accordance with the terms of this Agreement and the Transfer and Subscription Terms, and subject to Applicable Laws, enter into appropriate documentation formalizing the transfer of the Purchased Interests in accordance with the Transfer and Subscription Terms and the transaction steps set out in Schedule 7.

5.5       Shareholders’ Agreement

5.5.1                   Upon the delivery of the Exercise Notice and the completion of the related transfers of Consideration Shares and Purchased Interests contemplated under this Agreement, NAPL and GFBV shall enter into the Shareholders’ Agreement within 10 Business Days of the Exercise Date.

5.5.2                   Prior to the Exercise Date, GFBV may at its election acquire the 0.017% GFF Shares held by Orogen.

5.5.3                   If GFBV elects not to acquire the GFF Shares held by Orogen in accordance with Clause 5.5.2, it shall no later than 10 Business Days after the Satisfaction Date notify NAPL in writing hereof.  In such event, the Parties undertake to amend the form of Shareholders’ Agreement in order to provide that Orogen becomes a party to the Shareholders’ Agreement, and GFBV shall cause Orogen to duly execute and deliver the Shareholders’ Agreement.

6.         CONSIDERATION

The consideration for the purchase and sale of the Purchased Interests in accordance with the terms of this Agreement shall be the aggregate of the issuance and allotment of the Consideration Shares to GFBV and the undertaking by NAPL of the funding obligations set out in Clause 7.2.

7.                MANAGEMENT AND FUNDING

7.1                 Management and Managing Director

7.1.1                   During the Option Period, NAPL shall nominate all the directors of GFAP, including the Managing Director.  GFF shall appoint the directors and Managing Director so nominated by NAPL and approved by GFF.

7.1.2                   During the Option Period, the Managing Director shall perform his or her duties in accordance with the terms of the Memorandum and Articles of Association (new) and the MD Agreement.

7.1.3                   During the Option Period, GFF shall be entitled to nominate up to 3 persons to be present at all GFAP Board meetings (“the GFBV Observers”).  Such persons shall not be voting members at such board meetings.  The GFAP Board shall ensure that reasonable prior written notice of any proposed GFAP Board Meeting shall be given to each GFBV Observer together with a reasonably detailed agenda of the matters to be discussed at such meeting accompanied by any relevant papers and information.

7.1.4                   NAPL shall, subject to Clause 7.1.5, be entitled, from time to time during the Option Period, and with the prior written consent of GFBV, to remove any director of GFAP (including the Managing Director) and to nominate a new director to replace any person so removed and GFF shall appoint the director so nominated by NAPL and approved by GFF.

7.1.5                   In the event this Agreement terminates in accordance with the provisions of Clause 2.3 and 2.4, all the directors of GFAP, including the Managing Director, shall immediately resign and GFF shall be entitled to remove such directors (and the Managing Director) and to appoint replacement directors (including the Managing Director) of GFAP.

7.1.6                   During the Option Period, the implementation of all Programmes and Budgets by GFAP shall be managed by GFAP and the Managing Director in accordance with the applicable terms of this Agreement and the terms of the MD Agreement and the Services Agreement.

7.1.7                   During the Option Period, in the event of (i) any claim pursuant to Clause 10.6.1 hereof, or (ii) the negligence, willful default or material breach by NAPL of its obligations hereunder, (iii) the negligence, willful default or material breach by the Managing Director of its obligations under this Agreement and/or the MD Agreement or (iv) the negligence, willful default or material breach of NAPFS or NAPL under the Services Agreement, where such negligent act or omission, default or material breach has not been remedied or waived within 20 Business Days of receipt of notice of such negligent act or omission, default or material breach, GFF shall be entitled to remove any and all directors of GFAP (including the Managing Director) and replace any person so removed.

7.1.8                   During the Option Period, NAPL shall procure that (i) the Managing Director enters into the MD Agreement, (ii) the Managing Director complies with all provisions of this Agreement applicable to the Managing Director and with the MD Agreement; (iii) NAPFS enters into the Services Agreement together with NAPL; and (iv) NAPFS complies with all provisions of the Services Agreement.

7.1.9                   GFAP shall maintain and keep full, complete and accurate books of account, records and information with respect to the APP Project, the implementation of the Programmes and Budgets and the operations of GFAP generally, at the registered office of GFAP.  During the Option Period, GFBV and/or GFF and their representatives shall have the right to receive, within a reasonable time after its written request therefore, any such information relating to the APP Project, the implementation of the Programmes and Budgets and the operations of GFAP generally as it may reasonably request and shall be entitled, at all reasonable times, to have access to the registered office of GFAP, the APP Property and all books of account, records and information in connection with the APP Project, the implementation of the Programmes and Budgets and the operations of GFAP generally.

7.1.10                 The GFAP Board shall submit regularly (and in any event no later than quarterly) written reports to GFF of all matters considered by the GFAP Board.

7.2           Funding of Approved Earn-in Expenditures

7.2.1                   During the Option Period, NAPL shall, through its subsidiary NAPF, make all Advances (at times and in the manner determined by the Managing Director) in accordance with Clause 7.2.3, in order to fund all Approved Earn-in Expenditures in connection with the APP Project.

7.2.2                   All Advances shall, unless otherwise agreed between GFBV and NAPL, be in the form of cash (denominated in Euros) by way of loans to GFAP upon and subject to the terms of, and evidenced by, Loan Notes issued by GFAP.

7.2.3                   The Managing Director shall, not less than 14 Business Days prior to the commencement of each quarter in respect of which Approved Earn-in Expenditures shall be incurred, by notice in writing to NAPL (each, a “Cash Call”) demand that NAPL, through its subsidiary NAPF, make the Advances it is required to make in accordance with Clause 7.2.1.  Advances validly demanded pursuant to each Cash Call shall be made by NAPL, through its subsidiary NAPF, not later than 5 (five) Business Days before the commencement of such quarter.

7.2.4                   During the Option Period, NAPL undertakes to capitalise NAPF with nominal shares and the remainder of the subscription in NAPF shall be made by share premium.

7.3           Withdrawal by the NAPL Group

The NAPL Group shall be deemed to have withdrawn from this Agreement if either of the following have occurred:

7.3.1                   the NAPL Group shall have given notice to GFBV clearly indicating its intention to withdraw from this Agreement in accordance with this Clause 7.3; or

7.3.2                   NAPL and members of the NAPL Group shall not have conducted any material activities in respect of the Re-Scoping Study and Exploration Programme and the Feasibility Study for a period of six consecutive months for any reason other than the occurrence of unavoidable delays in accordance with Clause 11.1;

and upon the occurrence of such a withdrawal, the terms of Clause 2.4 shall apply.

8.         PROGRAMMES AND BUDGETS

8.1           Work in Accordance with approved Programmes and Budgets

No work shall be conducted or undertaken nor shall any Earn-in Expenditure be incurred by GFAP or funded by NAPL (either directly or indirectly through its Affiliates, employees, directors, officers or agents) unless such work or Earn-in Expenditure is contemplated by a Programme and Budget and otherwise complies with the provisions of this Agreement.

8.2           Programmes and Budgets

Unless otherwise approved by GFBV and NAPL, all proposed Programmes and Budgets relating to the APP Project, to the extent that such Programmes and Budgets relate to work to be conducted prior to the expiry of the Option Period, shall be prepared by the Managing Director and copies thereof submitted to the GFAP Board and the GFBV Observers on an annual basis.  During the Option Period and provided NAPL and NAPF are in compliance with their obligations under this Agreement (including its funding obligations under Clause 7.2) and the Services Agreement and the Managaing Director is in compliance with his or her obligations under the MD Agreement, the GFAP Board shall have the authority to approve any proposed Programme and Budget and the making of any Earn-in Expenditures relating thereto unless such approval or the making of such Earn-in Expenditures would:

8.2.1                   cause GFF or GFAP to be in breach of its obligations under any APP Project agreements, licenses or permits (including the APP Project License) or cause a breach by GFF or GFAP of Applicable Law; or

8.2.2                   be materially prejudicial to GFF or GFAP.

8.3           Conduct of Work

Unless otherwise approved by GFBV and NAPL, all work relating to the APP Project under Programmes and Budgets prepared and submitted pursuant to Clause 8.2 shall be implemented by GFAP under the management authority granted to the Managing Director pursuant to the MD Agreement.  GFAP shall enter into the Services Agreement with NAPFS and NAPL substantially in the form of the draft Services Agreement attached hereto as Schedule 10.

9.         RESTRICTED MATTERS AND CORPORATE MATTERS

9.1           Approval of GFAP Restricted Matters

During the Option Period, no decision of the GFAP Board shall be of any force or effect in respect of any of the GFAP Restricted Matters, unless and until GFF shall have consented in writing thereto.

9.2           Corporate Matters

GFF shall provide direction to the GFAP Board in relation to any Corporate Matters and the GFAP Board shall deal with any such Corporate Matters in the manner so directed by GFF.

9.3           Approval of GFF Restricted Matters

During the Option Period, no decision of the GFF Board shall be of any force or effect in respect of any of the GFF Restricted Matters, unless and until NAPL shall have consented in writing thereto.

10.       COVENANTS

10.1         Maintenance of Interest in NAPL

10.1.1                 Following the exercise of the Option, if NAPL proposes to issue for cash any equity securities, including securities convertible or exchangeable for equity securities (the “Securities”) pursuant to a private placement or any public offer to finance, directly or indirectly, the development and construction of a mine (the “Mine”) to bring the APP Project into production, GFBV or an Affiliate designated by GFBV shall have the right to acquire from NAPL on terms set out in Clause 10.1.2 and 10.1.3 such number of Securities that when combined with the Consideration Shares and any NAPL Shares acquired pursuant to Clause 10.1.4, if any, would result in the GFBV Group holding GFBV’s Outstanding Interest (as hereinafter defined) of the issued and outstanding shares of NAPL.

10.1.2                 NAPL shall as soon as practicably possible give to GFBV written notice of each proposed issuance of Securities pursuant to a private placement, or any public offer referred to in Clause 10.1.1, setting forth the date and other terms of the issuance in reasonable detail (“Notice”), such Notice to be provided prior to the proposed issuance when reasonably possible.

10.1.3                 Within 5 (five) Business Days after receipt of the Notice, GFBV shall, if it elects to acquire the Securities pursuant hereto, give notice to NAPL of its commitment to purchase or cause an Affiliate of GFBV to purchase such Securities from NAPL at a price and on other terms and conditions equal to the price paid and the other bona fida terms and conditions agreed to by the other purchasers of such Securities.

10.1.4                 If on the date that GFBV receives the Consideration Shares, the number of Consideration Shares would result in the GFBV Group holding less than the Outstanding Interest, GFBV or an Affiliate designated by it, shall have the right on the Exercise Date to subscribe, on the terms set out in this Clause 10.1.4, for such number of additional NAPL Shares so that when combined with the Consideration Shares, would result in the GFBV Group holding the Outstanding Interest of the issued and outstanding shares of NAPL.  GFBV shall subscribe for these additional NAPL Shares at a subscription price equal to the then current publicly quoted and traded NAPL Share market price.

10.1.5                 The obligations of NAPL under Clause 10.1.4 shall be subject to compliance with Applicable Law and conditional upon NAPL obtaining all consents, approvals and authorisations, including regulatory approvals from the TSX and AMEX to the extent required,  provided that NAPL shall use its best efforts to obtain such required consents, approvals and authorizations.

10.1.6                 As used herein, the term “Outstanding Interest” shall be calculated as follows:

10.1.6.1              in the event that GFBV exercises the back-in right set out in Clause 5.2, the percentage of the outstanding Securities of NAPL represented by the relevant number of Consideration Shares on the date of announcement of the transactions contemplated by this Agreement in the press.  For greater certainty, NAPL and GFBV hereby agree and acknowledge that in this event, on the date of announcement of the transactions contemplated by this Agreement in the press, the Outstanding Interest is 14.15 percent (the number of Consideration Shares being equal to 7 381 636); and

10.1.6.2              in the event that GFBV does not exercise the back-in right set out in Clause 5.2, the percentage of the outstanding Securities of NAPL represented by the relevant number of Consideration Shares on the date of announcement of the transactions contemplated by this Agreement in the press.  For greater certainty, NAPL and GFBV hereby agree and acknowledge that in this event, on the date of announcement of the transactions contemplated by this Agreement in the press, the Outstanding Interest is 17.68 percent (the number of Consideration Shares being equal to 9 227 033).

10.2         Changes to Capital Structure

If during the Option Period there is any share consolidation, split, reclassification or any other changes to the capital structure of NAPL, the number of Consideration Shares to be issued by NAPL under the terms of this Agreement shall be adjusted, with any adjustment calculation done on the basis that GFBV holds the relevant number of Consideration Shares as at the date of the relevant capital restructuring and such shares are subject to any such restructuring.

10.3         Change of Names

As soon as practicable after the Exercise Date, GFF undertakes to change its name and shall procure that GFAP changes its name to remove reference to ‘Gold Fields’ therein.

10.4         Area of Interest

10.4.1                 During the Option Period, if GFBV or NAPL or any Affiliate of either Party acquires any Mineral Rights within the Area of Interest during the term of this Agreement (the “Acquiror”), the Acquiror will immediately notify the other party (the “Offeree”) offering the Mineral Rights for inclusion in the APP Property (the “Offer Notice”).

10.4.2                 Unless the Offeree gives counter notice to the Acquiror rejecting the Mineral Rights for inclusion in the APP Project (the “Rejection Notice”) within 30 days after receipt of Offer Notice, then the Mineral Rights will promptly thereafter be contributed by the Acquiror to GFAP at cost and will form part of the APP Property and be subject to this Agreement.

10.4.3                 If the Offeree gives the Rejection Notice then the Acquiror shall be entitled to retain the Mineral Rights which will thereafter be excluded from the Area of Interest.

10.5         Other Activities and Interest

This Agreement and the rights and obligations of the Parties, are strictly limited to the APP Property.  Except as specifically provided herein, each Party shall have the free and unrestricted right to enter into, conduct and benefit from activities and venues of any kind whatsoever, including those involving Mineral Rights adjoining the Area of Interest, whether or not competitive with the activities undertaken pursuant hereto, without disclosing such activities to the other party or inviting or allowing the others to participate and will be under no fiduciary or other obligation to the other Parties with respect thereto.

10.6         Indemnification

10.6.1                 NAPL and NAPF agree to indemnify and hold harmless each of the members of the GFBV Group and their respective officers, directors, employees, agents and attorneys (each an “GFBV Indemnified Party”) from and against any Claims of any kind which may be imposed upon, incurred by, or asserted by third parties against such GFBV Indemnified Party relating to or arising out of (i) the negligence, willful misconduct or breach by NAPL or NAPF of any of their respective obligations contained in this Agreement, (ii) the negligence, willful misconduct or breach by the Managing Director of any of its obligations under this Agreement and/or the MD Agreement or (iii) the negligence, willful misconduct or breach by NAPL or NAPFS of any of its obligations under the Services Agreement; provided that where NAPL or NAPFS or the MD engages the services of a third party subcontractor, any claim under this indemnity arising out of the actions of such third party subcontractor, shall be subject to a maximum amount equal to the value of any insurance, that in terms of prevailing North America industry practice, ought to have been procured by such third party subcontractor.

10.6.2                 GFBV and GFF agree to indemnify and hold harmless each of the members of the NAPL Group and their respective officers, directors, employees, agents, attorneys (each an “NAPL Indemnified Party”) from and against any Claims of any kind which may be imposed upon, incurred by, or asserted by third parties against such NAPL Indemnified Party relating to or arising out of (i) a breach by GFBV or GFF of any representation or warranty made by either of them in this Agreement or any material breach by either of them of their respective obligations contained in this Agreement, (ii) any of the Corporate Matters, or (iii) negligent or willful misconduct in the exercise by GFBV or GFF of the APP Property access rights granted pursuant to Clause 7.1.9.

10.6.3                 NAPL and NAPF agree to indemnify and hold harmless each GFBV Indemnified Party from and against 50% of all Claims of any kind which may be imposed upon, incurred by, or asserted by third parties against such GFBV Indemnified Party relating to or arising out of any occurrence or event relating in any manner to the operations of GFAP during the Option Period where such occurrence or event is not otherwise provided for under the indemnity in Clause 10.6.1 or Clause 10.6.2.

10.6.4                 Notwithstanding the foregoing, no Party will have any liability whatsoever to the others for indirect or consequential damages in connection with this Agreement whether pursuant to this Clause 10.6 for indemnification or otherwise and whether in contract or in tort.

10.7            Registration Rights

10.7.1                 NAPL and GFBV shall negotiate in good faith and use their commercially reasonable efforts to enter into an agreement (the “Registration Rights Agreement”) providing for the registration under the U.S. Securities Act of 1933 (the “1933 Act”) of the Consideration Shares from time to time by GFBV (or any of its Affiliates).  The Registration Rights Agreement shall be entered into as soon as practicable and in any event on or before 30 June 2006, provided that GFBV shall be entitled at any time and from time to time unilaterally to extend such date to a date not later than 31 December 2006, and provided further that NAPL and GFBV may further extend such date by mutual agreement.  Unless otherwise agreed between NAPL and GFBV, the Registration Rights Agreement shall provide as follows:

10.7.1.1                       NAPL shall be obliged, upon each request of GFBV following the issuance of the Consideration Shares, to use its best efforts promptly to prepare, file and have declared effective under the 1933 Act one or more registration statements (collectively, the “Registration Statement”) covering the resale of the Consideration Shares, and to maintain the effectiveness of the Registration Statement until the later of (i) three years from the date of the issuance of the Consideration Shares covered by the Registration Statement or (ii) such time as all the Consideration Shares held by GFBV (or any of its Affiliates) may be immediately resold under Rule 144 under the 1933 Act during any 90 day period;

10.7.1.2                       Notwithstanding the generality of Clause 10.7.1.1, NAPL shall not be required to file a Registration Statement if at the time of such filing NAPL is not then eligible to file a registration statement on Form F-10 (or any successor form) pursuant to the U.S./Canada Multi-Jurisdictional Disclosure System (or any successor system);

10.7.1.3                       the management of NAPL shall provide such assistance to GFBV in connection with any sale of Consideration Shares in accordance with this Clause 10.7 as GFBV may reasonably request, including participating and cooperating with any underwriters’ or brokers’ due diligence investigations;

10.7.1.4                       NAPL shall enter into customary documentation in connection with any sale of Consideration Shares in accordance with this Clause 10.7;

10.7.1.5                       NAPL will provide to GFBV customary and reasonable indemnities in connection with any sale of Consideration Shares in accordance with this Clause 10.7 (including the related Registration Statement); and

10.7.1.6                       GFBV shall reimburse NAPL in respect of all reasonable costs and expenses incurred by NAPL, including the reasonable fees and disbursements of NAPL’s counsel, in connection the performance by NAPL of its obligations under the Registration Rights Agreement, and shall contain such other terms and conditions as are customarily included in registration rights agreements.

10.7.2                 For purposes of Clause 10.7.1 only, “Consideration Shares” shall mean the Consideration Shares, together with any NAPL Shares acquired by GFBV pursuant to Clause 10.1.4.

11.       MISCELLANEOUS

11.1         Unavoidable Delays

If any Party is prevented or delayed in exercising or complying with any of its rights or obligations under this Agreement by reason of events, whether foreseeable or unforseeable, beyond its reasonable control, other than a lack of funds, such Party may give notice to the other Parties of the event and upon giving of such notice all relevant times herein provided for will be extended by the period necessary to allow such circumstances to cease to exist or be overcome and in any such event the Party so affected will use all reasonable commercial efforts to do so promptly.  In the event that such circumstances continue for 180 days or more, GFBV shall have the right to terminate this Agreement and the provisions of Clause 2.4 shall apply; provided that GFBV undertakes not to exercise its right to terminate for a further period not exceeding 90 days in the event that NAPL may reasonably request so, provided further that NAPL may only make one such request.

11.2         Notices

11.2.1                 Any demand, notice or other communication to be given in connection with the matters contemplated by this Agreement will only be effective if given in writing in English and:

11.2.1.1              personally delivered, in which case it will be deemed to have been given upon delivery at the address set forth below; or

11.2.1.2              if sent by pre-paid reputable courier, in which case it will be deemed to have been given upon delivery at the address set forth below on the day of such delivery, as confirmed by such courier; or

11.2.1.3              sent by facsimile to the number set forth below in which case it will be deemed to have been given when dispatched, but will only be effective if its uninterrupted transmission can be confirmed by a transmission report of sender.

Any notice given or deemed to have been given after 5.00 p.m. on any Business Day or at any time on a day which is not a Business Day in the place of receipt will be deemed to have been given at 9.00 a.m. on the next Business Day in the place of receipt.

11.2.2                 The addresses and other details for notice of the Parties are:

To:	North American Palladium Ltd.
Suite 2116, 130 Adelaide St. W.
Toronto, Ontario Canada M5H 3P5
Facsimile:	416-360-7709
Attention:	President

To:	North American Palladium Finland, Oy
c/o Gold Fields Arctic Platinum Oy
Ahjotie, 96320, Rovaniemi
Facsimile:	+358 207 511 201
Attention:	Managing Director

To:	Gold Fields Exploration B.V.
MeesPierson Intertrust
Rokin 55
1012KK
Amsterdam
Facsimile:	+31 20521 4825
Attention:

With a copy to:	Gold Fields Limited
24 St Andrews Road
Parktown, 2193
Postnet Suite 252
Private Bag X30500
Houghton, 2041
Facsimile:	+27 11 484 0627
Attention:	Mari Heydenrych
Legal Administrator

To:	Gold Fields Finland, Oy
Procopé & Hornborg Law Offices
Keskuskatu 8
6 krs
Helsinki
Finland
Facsimile:	09358 103090333
Attention:	Lotta Uusitalo

or such other address, individual or facsimile number as may be designated by notice given by the Parties to the others.

11.3         Further Assurances, Registration, Security

Each Party will, from time to time on being requested to do so by another Party, now or at any time in the future do or procure the doing of all such acts and/or execute or procure the execution of all such documents necessary or desirable to give effect to the transactions effected or to be effected pursuant to this Agreement.

11.4         Payment of Costs and Expenses

Save as otherwise stated in this Agreement, each Party will pay its own costs and expenses incurred in connection with the preparation, execution and carrying into effect of this Agreement and the other documents and instruments executed pursuant hereto or in connection herewith.

11.5         Severance

11.5.1                 Each of the provisions of this Agreement is severable. If any such provision is or becomes illegal, invalid or unenforceable in any respect under the law of any jurisdiction, the legality, validity or enforceability in that jurisdiction of the remaining provisions of this Agreement will not in any way be affected or impaired thereby.

11.5.2                 The Parties agree that if any provision of this Agreement should for any reason be held to be invalid or unenforceable in any respect under the law of any jurisdiction the Parties will use reasonable endeavours to negotiate in good faith to seek to agree for the purposes of the operation of this Agreement in that jurisdiction a valid or enforceable provision in substitution for the invalid or unenforceable provision which achieves materially the same effect as would have been achieved by the invalid or unenforceable provision.

11.6         Entire Agreement; Amendment and Waiver

11.6.1                 Subject as provided in Clause 11.6.2 below, this Agreement (together with any documents referred to in this Agreement) constitutes the entire agreement and understanding between the Parties in respect of the subject matter hereof, and supersedes and extinguishes any prior drafts, agreements, undertakings, representations, statements, warranties and arrangements of any nature whatsoever, whether or not in writing, between the Parties in connection with the subject matter of this Agreement except to the extent that the same is in terms repeated or otherwise reflected in the warranties or otherwise in this Agreement or any document referred to in this Agreement.

11.6.2                 Nothing in this Agreement or in any document referred to herein will be read or construed as excluding any liability or remedy as a result of fraud or wilful non-disclosure.

11.6.3                 No variation of this Agreement will be of any effect unless it is agreed in writing and signed by or on behalf of each of the Parties.

11.6.4                 Any waiver of any right, power or remedy under this Agreement must be in writing and may be given subject to any conditions thought fit by the grantor and will be effective only in the instance and only for the purpose for which it is given.

11.6.5                 Failure of a Party to insist upon strict performance of a provision of this Agreement or an obligation, or delay in the exercise of a right or remedy, will not act as a waiver or release.

11.7         Change of Control

11.7.1                 If at any time:

11.7.1.1              NAPL and/or NAPF is placed under judicial management, in liquidation, or under winding up, whether voluntary, compulsory, final or provisional, or compounds or enters into a general arrangement of compromise with its creditors, or,

11.7.1.2              a Change of Control occurs,

GFBV shall, notwithstanding the provisions of Clause 11.8 or any other provision to the contrary contained herein, have the right to sell, transfer, assign or otherwise dispose of its Interest in and the benefit of its rights and obligations under this Agreement and shall on the date of such sale, transfer, assignment or disposal have no further rights or obligations under this Agreement provided that any such sale, transfer, assignment or disposal is in conjunction with the sale by GFBV of all of the GFF Shares held by it as at the date of any such sale, transfer, assignment or disposal and provided further that any such assignee agrees in writing to be bound by the terms of this Agreement.

11.8         Successors and Assigns

11.8.1                 Subject as provided below, no Party nor any other person with enforceable rights under this Agreement may, save with the prior written consent of the other Parties to this Agreement, sell, transfer, assign or otherwise dispose of or grant or suffer to exist any Encumbrance or other interest in any Interest in or the benefit of its rights under this Agreement whether absolutely or by way of security or deal in any way with any Interest it has under this Agreement provided that NAPL or NAPF may, without the consent of GFBV or GFF; and GFBV may, without the consent of NAPL or NAPF, assign their rights and the benefits of all or any of any its obligations under this Agreement to an

Affiliate, provided that any such assignment will not result in any material adverse tax consequence for the non-assigning Parties.

11.8.2                 Successors in title and permitted assigns of each of the Parties will be able to enforce the provisions of this Agreement as if they were parties to it.

11.9         Third Party Rights

Except as provided in this Agreement, a person who is not a party to this Agreement may not enforce any of its terms.  Notwithstanding any term of this Agreement, the consent of any third party is not required for any variation (including any release or compromise of any liability under) or termination of this Agreement.

11.10       Confidentiality

All Confidential Information coming into the possession of a Party by virtue of this Agreement with respect to the business or operations of the other Parties or in any way relating to the APP Project and/or the APP Property will be kept confidential and will not be disclosed to any person other than the officers, directors, employees, agents and representatives of such Party who need to know such Confidential Information for purposes related to this Agreement and the performance and exercise by such Party of its rights and obligations hereunder. This Clause 11.10 shall survive termination of this Agreement for a period of three years after termination of this Agreement.

11.11       Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed, will be an original, and all the counterparts together will constitute one and the same agreement.

11.12       Governing Law

This Agreement will be governed by and construed in accordance with English law.

11.13       Dispute Resolution

11.13.1               Any disputes concerning the subject matter of this Agreement will, in the first instance, be forthwith referred for resolution between the Chairman of GFBV and the President of NAPL, and if such dispute cannot be resolved within thirty (30) days of such referral, will be referred for arbitration in accordance with the provisions of Clause 11.13.2.

11.13.2               All disputes referred to arbitration pursuant to Clause 11.13.1 will be finally settled by arbitration in accordance with the Rules of Arbitration of the International Chamber of Commerce (the “Rules of Arbitration”).  In connection with any such arbitration, each of GFBV and NAPL will appoint one arbitrator and such arbitrators will agree on and appoint a third arbitrator.  The arbitration will be conducted in the English language, and the arbitration will take place in London, England.  Any award made pursuant to this Clause 11.13.1 will be final and binding on all Parties hereto and may be enforced in any court of competent jurisdiction.  Any report prepared by any arbitration panel constituted hereunder will be delivered to each of the Parties hereto.  Costs of the arbitration will be borne by the Parties in accordance with the Rules of Arbitration.

11.13.3               Notwithstanding any provisions of the Rules of Arbitration to the contrary, the Parties hereby agree pursuant to section 48 of the Arbitration Act 1996 (United Kingdom) that the arbitration panel will be entitled, if it so deems appropriate, to provide for the remedy of specific performance in the manner in which such remedy is provided by the courts of England.

11.14       Time of the Essence

Any times, dates or periods specified in this Agreement may be extended or altered by agreement in writing between the Parties. Time shall however be of the essence of this Agreement, both as regards times, dates and periods specified in this Agreement and as to any times, dates or periods that may by agreement between the Parties be substituted for any of them.

IN WITNESS WHEREOF the Parties have executed this Agreement with the intention that it be delivered on the day and year written above.

EXECUTED on behalf of
NORTH AMERICAN PALLADIUM LTD.,
by

EXECUTED on behalf of
NORTH AMERICAN PALLADIUM FINLAND OY,
by

EXECUTED on behalf of
GOLD FIELDS EXPLORATION B.V.

by

EXECUTED on behalf of
GOLD FIELDS FINLAND OY

by

SCHEDULE 1
REPRESENTATIONS AND WARRANTIES

1.1                           Mutual Representations and Warranties

Each Party represents and warrants to the others that as of the date of this Agreement the representations and warranties set forth in this Clause 1.1 are true and correct (and such representations and warranties shall survive the execution and delivery of this Agreement and continue in full force and effect thereafter):

1.1.1                                        it is a company duly incorporated, validly subsisting and in good standing under the laws of the jurisdiction of its incorporation or formation, as applicable;

1.1.2                                        it has all requisite capacity, power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement and to carry out and perform all of its obligations and duties hereunder and thereunder;

1.1.3                                        it has duly obtained all requisite authorisations for the execution, delivery and performance of this Agreement and this Agreement constitutes a legal, valid and binding agreement enforceable against it in accordance with its terms;

1.1.4                                        compliance with the terms of this Agreement and any agreement or instrument referred to or contemplated by this Agreement shall not breach or constitute a default under (i) any provision of its memorandum and articles of association or equivalent constitutional documents, (ii) any agreement or instrument to which it is a party or by which it is bound, or (iii) any order, judgment, decree or other restriction applicable to it; and

1.1.5                                        it will not be required to give any notice to or make any filing with or obtain any permit, consent, waiver or other authorisation from any Government Agency or other person in connection with the execution, delivery and performance of this Agreement, other than as have been obtained as at the date of this Agreement or as contemplated in Clause 2.1 of this Agreement.

1.2                           NAPL and NAPF Representations and Warranties

Each of NAPL and NAPF represents and warrants to GFBV and GFF that as of the date of this Agreement and as at the Exercise Date, the representations and warranties set forth in this Clause 1.2 are true and correct (and such representations and warranties shall survive the execution and delivery of this Agreement and the Exercise Date and continue in full force and effect thereafter):

1.2.1                                        each of them has, at all times, conducted their business in compliance with all Applicable Laws, regulations and applicable policies of securities regulatory authorities;

1.2.2                                        NAPL has given notice to each of the TSX and the AMEX of the issuance of the Consideration Shares as contemplated under the terms of this Agreement in accordance with the rules of each such exchange, each of the TSX and the AMEX has accepted such notice, and such acceptance is not subject to any conditions (other than customary conditions relating to the filing of documentation in connection with the completion of the transaction contemplated by this Agreement);

1.2.3                                        the shares constituting the Consideration Shares shall be validly allotted and issued to GFBV as fully paid up shares free of any Encumbrance and subject to no commitment by NAPL to issue such shares (except pursuant to this Agreement) or create an Encumbrance affecting such shares;

1.2.4                                        as at 27 February 2006, the authorised share capital of NAPL consists of an unlimited number of NAPL Shares, of which 52,216,770 have been issued and are outstanding and an unlimited number of special shares, issuable in series, of which none are issued and outstanding;

1.2.5                                        NAPL’s public documents have been filed in accordance with Applicable Laws and contain no untrue statement of a material fact and do not omit to state any material fact necessary to make the statements contained therein, in light of the circumstances under which made, not misleading;

1.2.6                                        the statutory books of NAPL have been properly kept, are up-to-date and contain complete and accurate details of all matters required by Applicable Laws to be entered in them.  No notice or indication that any of them is incorrect or should be rectified has been received;

1.2.7                                        NAPL owns 100% of the shares in NAPF and no third party owns or has any option or other right to acquire shares in NAPF and all shares in NAPF are free and clear of any Encumbrance;

1.2.8                                        NAPF is a single purpose company with the sole objective and business of undertaking its obligations under this Agreement and NAPF does not have any obligations other than in connection therewith;

1.2.9                                        neither NAPL, nor any of its affiliates (as defined in Regulation D under the Securities Act (“Regulation D”)), nor any persons acting on its or their behalf, (i) has made or will make any offers or sales of any security, or has solicited or will solicit offers to buy, or otherwise has taken or will take any other action negotiated in respect of, any security, under circumstances that would require the registration of the Consideration Shares under the 1933 Act; or (ii) has engaged or will engage in any form of “general solicitation” or “general advertising”

(as defined in Regulation D) in connection with the sale of the Consideration Shares in the United States;

1.2.10                                      neither NAPL, nor any of its affiliates (as defined in Rule 405 under the Securities Act) (“Affiliates”), nor any persons acting on its or their behalf has engaged or will engage in any “directed selling efforts” (as defined in Regulation S) with respect to the Consideration Shares;

1.2.11                                      NAPL has not distributed and none of its Affiliates have distributed and, prior to the later to occur of (i) the closing and (ii) completion of the distribution of the Consideration Shares, neither NAPL nor any of its Affiliates shall distribute any offering material in connection with the offering and sale of the Consideration Shares; and

1.2.12                                      there are no legal or governmental proceedings pending or, to the knowledge of NAPL, threatened that may prevent the sale of the Consideration Shares as contemplated hereby or permit the unwinding of such sales and the clawback of the Consideration Shares.

1.3                           GFF and GFBV Representations and Warranties

Each of GFBV and GFF represents and warrants to NAPL and NAPF that as of the date of this Agreement the representations and warranties set forth in this Clause 1.3 are true and correct (and such representations and warranties shall survive the execution and delivery of this Agreement and continue in full force and effect thereafter):

1.3.1                                        GFAP has, at all times, conducted its business in compliance with all Applicable Laws;

1.3.2                                        Each of GFF and GFAP has good and valid title to all of its material properties and assets, including without limitation in respect of the APP Property, free and clear from any material claims and Encumbrances other than as set out in Schedule 8;

1.3.3                                        GFBV has all necessary corporate power to grant the Option and to perform its obligations relating thereto;

1.3.4                                        The Option constitutes the legal, valid and binding obligation of GFBV enforceable against GFBV in accordance with its terms;

1.3.5                                        The shares constituting the Purchased Interest and covered by the Option subject to (i) purchase and sale, have been validly allotted and issued, are fully paid up and are legally and beneficially owned by GFBV free of any Encumbrances, and no commitment has been given by GFBV to sell, transfer or assign any ownership interest in such shares (except pursuant to the Option) or create an Encumbrance affecting such shares and no person has claimed any right in connection with any of those things, and (ii) subject to subscription, shall be validly allotted and issued as fully paid up shares free of any Encumbrance, and subject to no commitment by GFF to issue such shares (except pursuant to the Option) or create an Encumbrance affecting such shares;

1.3.6                                        GFBV has made available to NAPL all relevant information in its possession and control concerning GFF and GFAP and title to the APP Project Licenses and the technical information, data, records, engineering, trade secrets, maps, plans and drawings relating to the APP Project Licenses;

1.3.7                                        GFAP holds the APP Project Licenses and Mineral Rights and such APP Project Licenses and Mineral Rights are, to the extent described in Schedule 5, sufficient, current and in full force and effect;  Schedule 5 sets forth a true, complete and accurate listing of the APP Project Licenses and Mineral Rights and the status thereof and NAPL has been provided with a true and correct copies thereof;

1.3.8                                        to the best of GFBV’s and GFF’s knowledge, the APP Project Licenses and Mineral Rights attaching thereto (as described in Schedule 5) have been properly staked or otherwise properly constituted, as applicable, and are valid and in good standing to the date hereof, in accordance with Applicable Law;

1.3.9                                        Schedule 9 sets forth a true, complete and accurate listing of the Property Agreements; NAPL has been provided with a true and correct copy of each of the Property Agreements;

1.3.10                                      each of GFBV, GFF and GFAP has not entered into any material agreements and has not made any material commitment in respect of the APP Project Licenses other than the Property Agreements, or other than those otherwise disclosed in writing to NAPL;

1.3.11                                      to the best of GFBV’s and GFF’s knowledge, and except as otherwise provided herein, there is no judgment, decree, injunction, ruling or order of any court, Governmental Authority, instrumentality or arbitrator and no claim, suit, action, litigation, arbitration or governmental proceeding in progress, pending or threatened against or relating to, and affecting any part of the land covered by the APP Project Licenses which prevents or which seeks to prevent it from entering into and performing its obligations hereunder and the transaction contemplated hereby;

1.3.12                                      to the best of GFBV’s and GFF’s knowledge, the APP Project Licenses and the activities and operations that have been carried out thereon have been in compliance in all material respects with all Applicable Laws and directives of all Governmental Authorities and it has not received notice of non-compliance from any such Government Authorities;

1.3.13                                      each of GFF and GFAP has not entered into any labour contracts, collective bargaining agreements, or any other labour-related obligations and liabilities which may affect the APP Project Licenses or any operations conducted thereon other than as disclosed to NAPL in writing;

1.3.14                                      to the best of GFBV’s and GFF’s knowledge, all the lands covered by the APP Project Licenses are free and clear of any hazardous substance, as such term is defined under Applicable Law, and there is no judicial or administrative proceeding pending and no environmental order has been issued or, to the best of its knowledge, threatened, concerning the possible violation of any Applicable Law or environmental orders in respect of the APP Project Licenses;

1.3.15                                      to the best of GFBV’s and GFF’s knowledge, all environmental approvals required with respect to current activities carried out by it on any part of the land covered by the APP Project Licenses, have been obtained, are valid and in full force and effect, have been complied with and there have been and are no proceedings commenced or threatened to revoke or amend any such environmental approvals; and

1.3.16                                      the indebtedness of each of GFF and GFAP, other than the indebtedness owed to Orogen, do not exceed the cash and cash equivalents of each of GFF and GFAP, respectively.

1.4                           GFBV Representations and Warranties

GFBV represents and warrants to NAPL that as of the date of issuance of the Consideration Shares the representations and warranties set forth in this Clause 1.4 are true and correct.

1.4.1                                        GFBV understands that the Consideration Shares have not been registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any applicable state securities laws and that the contemplated issuance would be made in reliance on a private placement exemption;

1.4.2                                        GFBV has had access to such additional information, if any, concerning NAPL as it has considered necessary in connection with its investment decision to acquire the Consideration Shares pursuant to the terms of the Agreement;

1.4.3                                        GFBV has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment in the Consideration Shares pursuant to the terms of the Agreement, and is able to bear the economic risks of such investment;

1.4.4                                        GFBV is an “institutional” accredited investor within the meaning of Rule 501(a)(3) of Regulation D under the 1933 Act and if it acquires the Consideration Shares pursuant to the terms of the Agreement, it does so for its own account, and not with a view to any resale, distribution or other disposition of the Consideration Shares in violation of United States securities laws or applicable state securities laws;

1.4.5                                        GFBV acknowledges that it has not agreed to acquire the Consideration Shares pursuant to the terms of the Agreement as a result of any general solicitation or general advertising (as those terms are used in Regulation D under the 1933 Act) including, but not limited to, any advertisements, articles, notices or other communications published in any newspaper, magazine or similar media or broadcast over radio or television or the Internet or any seminar or meeting whose attendees have been invited by general solicitation or general advertising;

1.4.6                                        GFBV agrees that if it decides to offer, sell or otherwise transfer any of the Consideration Shares issued to it pursuant to the terms of the Agreement, such Consideration Shares may be offered, sold or otherwise transferred only (i) to NAPL, (ii) in an offshore transaction complying with Rule 903 or 904 of Regulation S under the 1933 Act (iii) within the United States in accordance with an exemption from registration under the 1933 Act provided by Rule 144 or 144A thereunder, if available, (iv) in accordance with any other exemption from registration under the 1933 Act or pursuant to an effective registration statement that covers resales of securities and in compliance with any applicable state securities laws;

1.4.7                                        GFBV understands and acknowledges that upon the original issuance thereof, and until such time as the same is no longer required under applicable requirements of the 1933 Act or applicable state securities laws, certificates representing Consideration Shares, and all certificates issued in exchange therefor or in substitution thereof, shall bear the following legend:

“THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “1933 ACT”).  THE HOLDER HEREOF, BY PURCHASING SUCH SECURITIES, AGREES FOR THE BENEFIT OF THE COMPANY THAT SUCH SECURITIES MAY BE OFFERED, SOLD OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) IN AN OFFSHORE TRANSACTION COMPLYING WITH RULE 903 OR 904 OF REGULATION S UNDER THE 1933 ACT (C) IN COMPLIANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS UNDER THE 1933 ACT PROVIDED BY RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN COMPLIANCE WITH ANY APPLICABLE STATE SECURITIES LAWS (D) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE 1933 ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY, OR (E) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT THAT COVERS RESALES OF SECURITIES.

DELIVERY OF THIS CERTIFICATE MAY NOT CONSTITUTE “GOOD DELIVERY” IN SETTLEMENT OF TRANSACTIONS ON STOCK EXCHANGES IN CANADA.  AT ANY TIME THAT THE COMPANY IS A “FOREIGN ISSUER” WITHIN THE MEANING OF REGULATION S AT THE TIME OF SALE, A NEW CERTIFICATE BEARING NO LEGEND, THE DELIVERY OF WHICH WILL CONSTITUTE “GOOD DELIVERY”MAY BE OBTAINED FROM THE COMPANY’S TRANSFER AGENT, UPON DELIVERY OF THIS CERTIFICATE AND A DULY EXECUTED DECLARATION, IN A FORM SATISFACTORY TO THE COMPANY’S TRANSFER AGENT AND THE COMPANY, TO THE EFFECT THAT SUCH SALE IS BEING MADE IN ACCORDANCE WITH RULE 903 OR RULE 904 OF REGULATION S UNDER THE 1933 ACT.  THE COMPANY OR ITS TRANSFER AGENT MAY ALSO REQUIRE AN OPINION OF COUNSEL FROM THE SELLER IN CONNECTION WITH ANY OFFER, SALE OR TRANSFER OF THE SECURITIES REPRESENTED HEREBY OR THE REMOVAL OF THIS LEGEND IN CONNECTION THEREWITH”;

provided, that if Consideration Shares are being sold pursuant to Rule 903 or Rule 904 of Regulation S under the 1933 Act, and provided that the NAPL is a “foreign issuer” within the meaning of Regulation S at the time of sale, any such legend may be removed by providing a declaration to NAPL’s transfer agent, to the effect set forth in Annex A hereto (or as NAPL may prescribe from time to time and, if required by the transfer agent, an opinion of counsel of recognized standing reasonably satisfactory to the transfer agent, that such legend is no longer required under applicable requirements of the 1933 Act); and provided, further, that, if any such Consideration Shares are being sold pursuant to Rule 144 under the 1933 Act, the legend may be removed by delivery to NAPL’s transfer agent and NAPL an opinion of counsel, of recognized standing reasonably satisfactory to NAPL, that such legend is no longer required under applicable requirements of the 1933 Act or state securities laws;

1.4.8                                        GFBV consents to NAPL making a notation on its records or giving instructions to any registrar or transfer agent of the Consideration Shares in order to implement the restrictions on transfer set forth and described herein; and

1.4.9                                        if required by applicable securities legislation, regulatory policy or order or by any securities commission, stock exchange or other regulatory authority, GFBV will execute, deliver and file and otherwise assist NAPL in filing reports, questionnaires, undertakings and other documents with respect to the issue of the Consideration Shares.

ANNEX A TO SCHEDULE 1

FORM OF DECLARATION FOR REMOVAL OF LEGEND

TO:         Computershare Investor Services Inc.,

as registrar and transfer agent for the Common Shares of

North American Palladium Ltd.

The undersigned:

•    acknowledges that the sale of the securities of North American Palladium Ltd. to which this declaration relates is being made in reliance on Rule [903][904] of Regulation S under the United States Securities Act of 1933, as amended (the ‘‘U.S. Securities Act’’), and

•    certifies that:

1.             [If the transfer is to be made under Rule 904, insert — it is not an affiliate of North American Palladium Ltd. (as defined in Rule 405 under the U.S. Securities Act),]

2.             [If the transfer is to be made under Rule 904, insert — the offer of the securities was not made to a person in the United States and either (A) at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States, or (B) the transaction was executed on or through the facilities of the Toronto Stock Exchange, and neither the seller nor any person acting on its behalf knows that the transaction has been prearranged with a buyer in the United States,]

3.             [If the transfer is to be made under Rule 903, insert — the offer of the securities was not made to a person in the United States and at the time the buy order was originated, the buyer was outside the United States, or the seller and any person acting on its behalf reasonably believes that the buyer was outside the United States.]

4.             neither the seller nor any affiliate of the seller nor any person acting on any of their behalf has engaged or will engage in any directed selling efforts in the United States in connection with the offer and sale of the securities,

5.             the sale is bona fide and not for the purpose of ‘‘washing off’’ the resale restrictions imposed because the securities are ‘‘restricted securities’’ (as that term is defined in Rule 144(a)(3) under the U.S. Securities Act),

6. the seller does not intend to replace the securities sold in reliance on Rule [903][904] of Regulation S with fungible unrestricted securities, and

7. the contemplated sale is not a transaction, or part of a series of transactions which, although in technical compliance with Regulation S, is part of a plan or scheme to evade the registration provisions of the U.S. Securities Act.

Terms used in this declaration have the meanings given to them in Regulation S under the Securities Act.

[NAME]

By:
Name:
Dated:	Title:

SCHEDULE 2
FORM OF SHAREHOLDERS’ AGREEMENT

Please see attached

SCHEDULE 3
TRANSFER AND SUBSCRIPTION TERMS

The following terms and conditions are the Transfer and Subscription Terms which shall apply to issuances, sales and/or subscriptions of Consideration Shares, Purchased Interests and other Interests, as applicable (in this Schedule, the “Interests”) as provided in the Agreement:

1.             Timing - The completion of the issuance of, purchase and sale of, or subscription for, the Interests shall occur as soon as practicable but in any event shall not occur later than seven (7) Business Days after the obligation of issuance, purchase and sale or subscription, as applicable, arises under the Agreement.

2.             Place of Completion - The completion shall occur at the registered office for the time being of GFAP (or such other place as may be agreed between the Parties).

3.             Delivery Free of Encumbrances - The Interests shall be delivered by NAPL to GFBV, GFF to NAPL or by GFF to any subscriber, as applicable, free and clear of any Encumbrances.

4.             Documentation - At completion, (i) in the case of a purchase and sale, the seller shall deliver share certificates or other instruments representing the Interests together with, in the case of shares, share transfer forms duly executed in blank for transfer and such other documents as may, in the reasonable opinion of purchaser, be necessary or desirable or required under Applicable Law in order for the purchaser (or such Affiliate of the purchaser as may be nominated by the purchaser by notice in writing delivered not less than two (2) Business Days prior to completion) to become the registered and beneficial owner of the purchased Interests free and clear of any Encumbrances; and (ii) in the case of an allotment and issuance and/or subscription for Shares, NAPL or GFF, as applicable,  shall deliver share certificates representing the shares being issued and such other documents as may, in the reasonable opinion the subscriber, be necessary or desirable or required under Applicable Law in order for the subscriber (or such Affiliate of the subscriber as may be nominated by the subscriber by notice in writing delivered not less than two (2) Business Days prior to completion) to become the registered and beneficial owner of the shares free and clear of any Encumbrances.

5.             Recording in Shareholders Register – In the case of Interests comprising shares, at completion the Parties shall procure that the purchaser or subscriber (or such Affiliate of the purchaser or subscriber as may be nominated by the purchaser or subscriber by notice in writing delivered not less than two (2) Business Days prior to completion) is recorded on the applicable shareholders register as the registered owner of such shares and that new certificates in the name of the purchaser or subscriber or such Affiliate of the purchaser or subscriber, as the case may be, representing such shares is issued and delivered to the purchaser, subscriber or such Affiliate.

SCHEDULE 4
FORM OF MD AGREEMENT

Please see attached

SCHEDULE 5
LICENSES AND MINERAL RIGHTS

LIST OF TENEMENTS AS AT 1 MARCH 2006

1.             Mining licences and mining licence applications

Licence name	Licence No.	Project	Date applied	Valid until	Status	Area (ha)		Remarks
Konttijärvi	4691/1a	Suhanko	24.9.1996	8.10.2006	Valid	56.40
Kilvenjärvi	3556/1a	Narkaus	28.11.1991	28.11.2006	Valid	20.21		Extension granted 15.01.2002
Sompuoja	4689/1a	Penikat	8.10.1996	8.10.2006	Valid	34.22
Suhanko		Suhanko	23.4.2001		Application	4145.40
Totals:	3 valid mining licences					110.83	ha
	1 mining licence application					4145.40	ha

2.             Claims

Claim name	Claim No.	Project	Date granted	Date of expiry	Status	Area (ha)	Remarks
Saukkosuo	5426/1	Suhanko	23.8.1994	31.12.2001	Valid/frozen	98.00	Entirely covered by ML application
Kilkka 1	6998/1	Penikat	27.3.2000	27.3.2008	Valid/ext	94.90	Extension granted 30.03.2005
Kilkka 2	6998/2	Penikat	27.3.2000	27.3.2008	Valid/ext	92.20	Extension granted 30.03.2005
Penikat 1	7019/1	Penikat	11.5.2000	11.5.2008	Valid/ext	92.50	Extension granted 30.03.2005
Penikat 10	7019/10	Penikat	11.5.2000	11.5.2008	Valid/ext	89.10	Extension granted 30.03.2005
Penikat 11	7019/11	Penikat	11.5.2000	11.5.2008	Valid/ext	94.20	Extension granted 30.03.2005
Penikat 12	7019/12	Penikat	11.5.2000	11.5.2008	Valid/ext	52.00	Extension granted 30.03.2005
Penikat 13	7019/13	Penikat	11.5.2000	11.5.2008	Valid/ext	18.30	Extension granted 30.03.2005
Penikat 14	7019/14	Penikat	11.5.2000	11.5.2008	Valid/ext	78.70	Extension granted 30.03.2005
Penikat 15	7019/15	Penikat	11.5.2000	11.5.2008	Valid/ext	29.10	Extension granted 30.03.2005
Penikat 16	7019/16	Penikat	11.5.2000	11.5.2008	Valid/ext	98.60	Extension granted 30.03.2005
Penikat 17	7019/17	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 18	7019/18	Penikat	11.5.2000	11.5.2008	Valid/ext	92.80	Extension granted 30.03.2005
Penikat 19	7019/19	Penikat	11.5.2000	11.5.2008	Valid/ext	99.70	Extension granted 30.03.2005
Penikat 2	7019/2	Penikat	11.5.2000	11.5.2008	Valid/ext	98.80	Extension granted 30.03.2005
Penikat 20	7019/20	Penikat	11.5.2000	11.5.2008	Valid/ext	82.20	Extension granted 30.03.2005
Penikat 21	7019/21	Penikat	11.5.2000	11.5.2008	Valid/ext	93.10	Extension granted 30.03.2005
Penikat 22	7019/22	Penikat	11.5.2000	11.5.2008	Valid/ext	58.00	Extension granted 30.03.2005
Penikat 23	7019/23	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 24	7019/24	Penikat	11.5.2000	11.5.2008	Valid/ext	93.20	Extension granted 30.03.2005
Penikat 25	7019/25	Penikat	11.5.2000	11.5.2008	Valid/ext	96.40	Extension granted 30.03.2005
Penikat 26	7019/26	Penikat	11.5.2000	11.5.2008	Valid/ext	97.90	Extension granted 30.03.2005
Penikat 27	7019/27	Penikat	11.5.2000	11.5.2008	Valid/ext	93.40	Extension granted 30.03.2005
Penikat 28	7019/28	Penikat	11.5.2000	11.5.2008	Valid/ext	98.00	Extension granted 30.03.2005
Penikat 29	7019/29	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 3	7019/3	Penikat	11.5.2000	11.5.2008	Valid/ext	97.20	Extension granted 30.03.2005
Penikat 30	7019/30	Penikat	11.5.2000	11.5.2008	Valid/ext	93.50	Extension granted 30.03.2005
Penikat 31	7019/31	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 32	7019/32	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 33	7019/33	Penikat	11.5.2000	11.5.2008	Valid/ext	91.70	Extension granted 30.03.2005

Penikat 34	7019/34	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 35	7019/35	Penikat	11.5.2000	11.5.2008	Valid/ext	94.20	Extension granted 30.03.2005
Penikat 36	7019/36	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 37	7019/37	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 38	7019/38	Penikat	11.5.2000	11.5.2008	Valid/ext	97.30	Extension granted 30.03.2005
Penikat 39	7019/39	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 4	7019/4	Penikat	11.5.2000	11.5.2008	Valid/ext	72.80	Extension granted 30.03.2005
Penikat 40	7019/40	Penikat	11.5.2000	11.5.2008	Valid/ext	91.50	Extension granted 30.03.2005
Penikat 41	7019/41	Penikat	11.5.2000	11.5.2008	Valid/ext	97.50	Extension granted 30.03.2005
Penikat 42	7019/42	Penikat	11.5.2000	11.5.2008	Valid/ext	92.10	Extension granted 30.03.2005
Penikat 43	7019/43	Penikat	11.5.2000	11.5.2008	Valid/ext	96.40	Extension granted 30.03.2005
Penikat 44	7019/44	Penikat	11.5.2000	11.5.2008	Valid/ext	80.60	Extension granted 30.03.2005
Penikat 45	7019/45	Penikat	11.5.2000	11.5.2008	Valid/ext	85.80	Extension granted 30.03.2005
Penikat 46	7019/46	Penikat	11.5.2000	11.5.2008	Valid/ext	100.00	Extension granted 30.03.2005
Penikat 47	7019/47	Penikat	11.5.2000	11.5.2008	Valid/ext	95.00	Extension granted 30.03.2005
Penikat 48	7019/48	Penikat	11.5.2000	11.5.2008	Valid/ext	96.50	Extension granted 30.03.2005
Penikat 49	7019/49	Penikat	11.5.2000	11.5.2008	Valid/ext	99.10	Extension granted 30.03.2005
Penikat 5	7019/5	Penikat	11.5.2000	11.5.2008	Valid/ext	64.00	Extension granted 30.03.2005
Penikat 50	7019/50	Penikat	11.5.2000	11.5.2008	Valid/ext	92.90	Extension granted 30.03.2005
Penikat 51	7019/51	Penikat	11.5.2000	11.5.2008	Valid/ext	93.30	Extension granted 30.03.2005
Penikat 52	7019/52	Penikat	11.5.2000	11.5.2008	Valid/ext	99.60	Extension granted 30.03.2005
Penikat 53	7019/53	Penikat	11.5.2000	11.5.2008	Valid/ext	77.50	Extension granted 30.03.2005
Penikat 6	7019/6	Penikat	11.5.2000	11.5.2008	Valid/ext	72.60	Extension granted 30.03.2005
Penikat 7	7019/7	Penikat	11.5.2000	11.5.2008	Valid/ext	91.60	Extension granted 30.03.2005
Penikat 8	7019/8	Penikat	11.5.2000	11.5.2008	Valid/ext	57.10	Extension granted 30.03.2005
Penikat 9	7019/9	Penikat	11.5.2000	11.5.2008	Valid/ext	56.60	Extension granted 30.03.2005
Ahma 1	7022/1	Suhanko	18.4.2000	18.4.2005	Valid/frozen	83.10	Entirely covered by ML application
Ahma 2	7022/2	Suhanko	18.4.2000	18.4.2005	Valid/frozen	95.40	Entirely covered by ML application
Ahma 3	7022/3	Suhanko	18.4.2000	18.4.2005	Valid/frozen	74.30	Entirely covered by ML application
Ahma 4	7022/4	Suhanko	18.4.2000	18.4.2005	Valid/frozen	99.60	Entirely covered by ML application
Ahma 5	7022/5	Suhanko	18.4.2000	18.4.2005	Valid/frozen	94.80	Partly covered by ML application
Ahma 6	7022/6	Suhanko	18.4.2000	18.4.2005	Valid/frozen	54.10	Partly covered by ML application
Ahma 7	7022/7	Suhanko	18.4.2000	18.4.2005	Valid/frozen	95.10	Entirely covered by ML application
Ahma 8	7022/8	Suhanko	18.4.2000	18.4.2005	Valid/frozen	89.50	Partly covered by ML application
Kämä 1	7044/1	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.10	Extension granted 09.08.2005
Kämä 2	7044/2	Narkaus	4.7.2000	4.7.2008	Valid/ext	74.30	Extension granted 09.08.2005
Kämä 3	7044/3	Narkaus	4.7.2000	4.7.2008	Valid/ext	37.30	Extension granted 09.08.2005
Kämä 4	7044/4	Narkaus	4.7.2000	4.7.2008	Valid/ext	66.20	Extension granted 09.08.2005
Kämä 5	7044/5	Narkaus	4.7.2000	4.7.2008	Valid/ext	90.84	Extension granted 09.08.2005
Kämä 6	7044/6	Narkaus	4.7.2000	4.7.2008	Valid/ext	97.01	Extension granted 09.08.2005
Narkaus 1	7045/1	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.23	Extension granted 09.08.2005
Narkaus 10	7045/10	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.70	Extension granted 09.08.2005
Narkaus 11	7045/11	Narkaus	4.7.2000	4.7.2008	Valid/ext	98.70	Extension granted 09.08.2005
Narkaus 12	7045/12	Narkaus	4.7.2000	4.7.2008	Valid/ext	85.00	Extension granted 09.08.2005
Narkaus 13	7045/13	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.60	Extension granted 09.08.2005
Narkaus 14	7045/14	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.40	Extension granted 09.08.2005
Narkaus 15	7045/15	Narkaus	4.7.2000	4.7.2008	Valid/ext	98.30	Extension granted 09.08.2005
Narkaus 16	7045/16	Narkaus	4.7.2000	4.7.2008	Valid/ext	94.70	Extension granted 09.08.2005
Narkaus 17	7045/17	Narkaus	4.7.2000	4.7.2008	Valid/ext	95.40	Extension granted 09.08.2005
Narkaus 18	7045/18	Narkaus	4.7.2000	4.7.2008	Valid/ext	98.40	Extension granted 09.08.2005
Narkaus 19	7045/19	Narkaus	4.7.2000	4.7.2008	Valid/ext	43.20	Extension granted 09.08.2005

Narkaus 2	7045/2	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.30	Extension granted 09.08.2005
Narkaus 3	7045/3	Narkaus	4.7.2000	4.7.2008	Valid/ext	97.90	Extension granted 09.08.2005
Narkaus 4	7045/4	Narkaus	4.7.2000	4.7.2008	Valid/ext	93.80	Extension granted 09.08.2005
Narkaus 5	7045/5	Narkaus	4.7.2000	4.7.2008	Valid/ext	96.50	Extension granted 09.08.2005
Narkaus 6	7045/6	Narkaus	4.7.2000	4.7.2008	Valid/ext	95.10	Extension granted 09.08.2005
Narkaus 7	7045/7	Narkaus	4.7.2000	4.7.2008	Valid/ext	100.00	Extension granted 09.08.2005
Narkaus 8	7045/8	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.90	Extension granted 09.08.2005
Narkaus 9	7045/9	Narkaus	4.7.2000	4.7.2008	Valid/ext	99.90	Extension granted 09.08.2005
Kuohunki 1	7060/1	Narkaus	22.8.2000	22.8.2008	Valid/ext	77.10	Extension granted 09.08.2005
Kuohunki 2	7060/2	Narkaus	22.8.2000	22.8.2008	Valid/ext	84.00	Extension granted 09.08.2005
Kuohunki 3	7060/3	Narkaus	22.8.2000	22.8.2008	Valid/ext	95.40	Extension granted 09.08.2005
Kuohunki 4	7060/4	Narkaus	22.8.2000	22.8.2008	Valid/ext	57.90	Extension granted 09.08.2005
Yliportimo 1	7103/1	Suhanko	15.11.2000	15.11.2008	Valid/ext	94.20	Extension granted 11.11.2005
Yliportimo 10	7103/10	Suhanko	15.11.2000	15.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Yliportimo 11	7103/11	Suhanko	15.11.2000	15.11.2008	Valid/ext	98.20	Extension granted 11.11.2005
Yliportimo 12	7103/12	Suhanko	15.11.2000	15.11.2005	Valid/frozen	100.00	Partly covered by ML application
Yliportimo 13	7103/13	Suhanko	15.11.2000	15.11.2005	Valid/frozen	100.00	Partly covered by ML application
Yliportimo 14	7103/14	Suhanko	15.11.2000	15.11.2008	Valid/ext	93.30	Extension granted 11.11.2005
Yliportimo 15	7103/15	Suhanko	15.11.2000	15.11.2008	Valid/ext	94.20	Extension granted 11.11.2005
Yliportimo 16	7103/16	Suhanko	15.11.2000	15.11.2005	Valid/frozen	100.00	Partly covered by ML application
Yliportimo 17	7103/17	Suhanko	15.11.2000	15.11.2005	Valid/frozen	100.00	Partly covered by ML application
Yliportimo 18	7103/18	Suhanko	15.11.2000	15.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Yliportimo 19	7103/19	Suhanko	15.11.2000	15.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Yliportimo 2	7103/2	Suhanko	15.11.2000	15.11.2008	Valid/ext	87.10	Extension granted 11.11.2005
Yliportimo 20	7103/20	Suhanko	15.11.2000	15.11.2008	Valid/ext	91.80	Extension granted 11.11.2005
Yliportimo 21	7103/21	Suhanko	15.11.2000	15.11.2005	Valid/frozen	93.10	Partly covered by ML application
Yliportimo 22	7103/22	Suhanko	15.11.2000	15.11.2008	Valid/ext	92.80	Extension granted 11.11.2005
Yliportimo 23	7103/23	Suhanko	15.11.2000	15.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Yliportimo 24	7103/24	Suhanko	15.11.2000	15.11.2008	Valid/ext	69.60	Extension granted 11.11.2005
Yliportimo 25	7103/25	Suhanko	15.11.2000	15.11.2008	Valid/ext	82.00	Extension granted 11.11.2005
Yliportimo 26	7103/26	Suhanko	15.11.2000	15.11.2008	Valid/ext	83.00	Extension granted 11.11.2005
Yliportimo 27	7103/27	Suhanko	15.11.2000	15.11.2008	Valid/ext	40.50	Extension granted 11.11.2005
Yliportimo 3	7103/3	Suhanko	15.11.2000	15.11.2008	Valid/ext	92.00	Extension granted 11.11.2005
Yliportimo 4	7103/4	Suhanko	15.11.2000	15.11.2008	Valid/ext	88.70	Extension granted 11.11.2005
Yliportimo 5	7103/5	Suhanko	15.11.2000	15.11.2008	Valid/ext	95.60	Extension granted 11.11.2005
Yliportimo 6	7103/6	Suhanko	15.11.2000	15.11.2008	Valid/ext	95.80	Extension granted 11.11.2005
Yliportimo 7	7103/7	Suhanko	15.11.2000	15.11.2008	Valid/ext	95.80	Extension granted 11.11.2005
Yliportimo 8	7103/8	Suhanko	15.11.2000	15.11.2008	Valid/ext	96.00	Extension granted 11.11.2005
Yliportimo 9	7103/9	Suhanko	15.11.2000	15.11.2008	Valid/ext	93.40	Extension granted 11.11.2005
Saunakivalo 1	7104/1	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Saunakivalo 10	7104/10	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Saunakivalo 11	7104/11	Narkaus	3.11.2000	3.11.2008	Valid/ext	99.40	Extension granted 11.11.2005
Saunakivalo 12	7104/12	Narkaus	3.11.2000	3.11.2008	Valid/ext	99.90	Extension granted 11.11.2005
Saunakivalo 13	7104/13	Narkaus	3.11.2000	3.11.2008	Valid/ext	92.70	Extension granted 11.11.2005
Saunakivalo 14	7104/14	Narkaus	3.11.2000	3.11.2008	Valid/ext	85.40	Extension granted 11.11.2005
Saunakivalo 15	7104/15	Narkaus	3.11.2000	3.11.2008	Valid/ext	99.50	Extension granted 11.11.2005
Saunakivalo 16	7104/16	Narkaus	3.11.2000	3.11.2008	Valid/ext	31.00	Extension granted 11.11.2005
Saunakivalo 2	7104/2	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Saunakivalo 3	7104/3	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Saunakivalo 4	7104/4	Narkaus	3.11.2000	3.11.2008	Valid/ext	99.80	Extension granted 11.11.2005
Saunakivalo 5	7104/5	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005

Saunakivalo 6	7104/6	Narkaus	3.11.2000	3.11.2008	Valid/ext	99.40	Extension granted 11.11.2005
Saunakivalo 7	7104/7	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Saunakivalo 8	7104/8	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Peräjärvi 1	7105/1	Narkaus	3.11.2000	3.11.2008	Valid/ext	43.40	Extension granted 11.11.2005
Peräjärvi 2	7105/2	Narkaus	3.11.2000	3.11.2008	Valid/ext	92.60	Extension granted 11.11.2005
Peräjärvi 3	7105/3	Narkaus	3.11.2000	3.11.2008	Valid/ext	92.60	Extension granted 11.11.2005
Peräjärvi 4	7105/4	Narkaus	3.11.2000	3.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Peräjärvi 5	7105/5	Narkaus	3.11.2000	3.11.2008	Valid/ext	99.30	Extension granted 11.11.2005
Peräjärvi 6	7105/6	Narkaus	3.11.2000	3.11.2008	Valid/ext	91.20	Extension granted 11.11.2005
Kämä 7	7106/1	Narkaus	15.11.2000	15.11.2008	Valid/ext	76.70	Extension granted 11.11.2005
Kämä 16	7106/10	Narkaus	15.11.2000	15.11.2008	Valid/ext	99.10	Extension granted 11.11.2005
Kämä 17	7106/11	Narkaus	15.11.2000	15.11.2008	Valid/ext	87.00	Extension granted 11.11.2005
Kämä 18	7106/12	Narkaus	15.11.2000	15.11.2008	Valid/ext	55.90	Extension granted 11.11.2005
Kämä 19	7106/13	Narkaus	15.11.2000	15.11.2008	Valid/ext	95.10	Extension granted 11.11.2005
Kämä 8	7106/2	Narkaus	15.11.2000	15.11.2008	Valid/ext	54.80	Extension granted 11.11.2005
Kämä 9	7106/3	Narkaus	15.11.2000	15.11.2008	Valid/ext	93.80	Extension granted 11.11.2005
Kämä 10	7106/4	Narkaus	15.11.2000	15.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Kämä 11	7106/5	Narkaus	15.11.2000	15.11.2008	Valid/ext	62.00	Extension granted 11.11.2005
Kämä 12	7106/6	Narkaus	15.11.2000	15.11.2008	Valid/ext	98.10	Extension granted 11.11.2005
Kämä 13	7106/7	Narkaus	15.11.2000	15.11.2008	Valid/ext	94.80	Extension granted 11.11.2005
Kämä 14	7106/8	Narkaus	15.11.2000	15.11.2008	Valid/ext	100.00	Extension granted 11.11.2005
Kämä 15	7106/9	Narkaus	15.11.2000	15.11.2008	Valid/ext	95.20	Extension granted 11.11.2005
Kontti 1	7107/1	Suhanko	15.11.2000	15.11.2005	Valid/frozen	82.70	Entirely covered by ML application
Kontti 2	7107/2	Suhanko	15.11.2000	15.11.2005	Valid/frozen	86.00	Entirely covered by ML application
Portimo 80	7119/1	Narkaus	3.10.2001	3.10.2006	Valid	80.20
Portimo 107	7119/10	Narkaus	3.10.2001	3.10.2006	Valid	58.30
Portimo 108	7119/11	Narkaus	3.10.2001	3.10.2006	Valid	99.40
Portimo 115	7119/12	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 116	7119/13	Narkaus	3.10.2001	3.10.2006	Valid	99.00
Portimo 117	7119/14	Narkaus	3.10.2001	3.10.2006	Valid	99.10
Portimo 121	7119/15	Narkaus	3.10.2001	3.10.2006	Valid	99.40
Portimo 122	7119/16	Narkaus	3.10.2001	3.10.2006	Valid	99.30
Portimo 123	7119/17	Narkaus	3.10.2001	3.10.2006	Valid	99.20
Portimo 124	7119/18	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 128	7119/19	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 81	7119/2	Narkaus	3.10.2001	3.10.2006	Valid	97.20
Portimo 129	7119/20	Narkaus	3.10.2001	3.10.2006	Valid	99.70
Portimo 130	7119/21	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 135	7119/23	Narkaus	3.10.2001	3.10.2006	Valid	96.60
Portimo 141	7119/24	Narkaus	3.10.2001	3.10.2006	Valid	34.60
Portimo 145	7119/25	Narkaus	3.10.2001	3.10.2006	Valid	98.70
Portimo 146	7119/26	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 148	7119/27	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 162	7119/29	Narkaus	3.10.2001	3.10.2006	Valid	46.60
Portimo 82	7119/3	Narkaus	3.10.2001	3.10.2006	Valid	99.40
Portimo 163	7119/30	Narkaus	3.10.2001	3.10.2006	Valid	9.00
Kuohunki - 1	7119/31	Narkaus	3.10.2001	3.10.2006	Valid	35.60
Portimo 89	7119/4	Narkaus	3.10.2001	3.10.2006	Valid	99.80
Portimo 90	7119/5	Narkaus	3.10.2001	3.10.2006	Valid	98.80
Portimo 101	7119/6	Narkaus	3.10.2001	3.10.2006	Valid	99.00
Portimo 102	7119/7	Narkaus	3.10.2001	3.10.2006	Valid	98.80

Portimo 105	7119/8	Narkaus	3.10.2001	3.10.2006	Valid	100.00
Portimo 106	7119/9	Narkaus	3.10.2001	3.10.2006	Valid	98.70
KPP 38	7197/1	Suhanko N	28.8.2001	28.8.2006	Valid	90.5
KPP 39	7197/2	Suhanko N	28.8.2001	28.8.2006	Valid	97.8
KPP 40	7197/3	Suhanko N	28.8.2001	28.8.2006	Valid	98.3
KPP 60	7198/3	Suhanko N	28.8.2001	28.8.2006	Valid	72.2
KPP 61	7198/4	Suhanko N	28.8.2001	28.8.2006	Valid	79.5
KPP 75	7199/10	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	86.9	Entirely covered by ML application
KPP 71	7199/6	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	86.9	Partly covered by ML application
KPP 72	7199/7	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	95.6	Partly covered by ML application
KPP 73	7199/8	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	82.7	Entirely covered by ML application
KPP 74	7199/9	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	95.0	Entirely covered by ML application
KPP 76	7200/1	Narkaus E	28.8.2001	28.8.2006	Valid	97.6
KPP 85	7200/10	Narkaus E	28.8.2001	28.8.2006	Valid	93.6
KPP 86	7200/11	Narkaus E	28.8.2001	28.8.2006	Valid	98.6
KPP 87	7200/12	Narkaus E	28.8.2001	28.8.2006	Valid	99.9
KPP 90	7200/15	Narkaus E	28.8.2001	28.8.2006	Valid	99.8
KPP 91	7200/16	Narkaus E	28.8.2001	28.8.2006	Valid	99.8
KPP 92	7200/17	Narkaus E	28.8.2001	28.8.2006	Valid	87.0
KPP 77	7200/2	Narkaus E	28.8.2001	28.8.2006	Valid	99.0
KPP 78	7200/3	Narkaus E	28.8.2001	28.8.2006	Valid	99.2
KPP 79	7200/4	Narkaus E	28.8.2001	28.8.2006	Valid	99.0
KPP 80	7200/5	Narkaus E	28.8.2001	28.8.2006	Valid	64.3
KPP 81	7200/6	Narkaus E	28.8.2001	28.8.2006	Valid	98.0
KPP 82	7200/7	Narkaus E	28.8.2001	28.8.2006	Valid	99.8
KPP 83	7200/8	Narkaus E	28.8.2001	28.8.2006	Valid	99.7
KPP 84	7200/9	Narkaus E	28.8.2001	28.8.2006	Valid	99.6
KPP 104	7201/12	Narkaus E	4.9.2001	4.9.2006	Valid	99.0
KPP 107	7201/15	Narkaus E	4.9.2001	4.9.2006	Valid	87.4
KPP 110	7201/18	Narkaus E	4.9.2001	4.9.2006	Valid	99.9
KPP 94	7201/2	Narkaus E	4.9.2001	4.9.2006	Valid	99.9
KPP 95	7201/3	Narkaus E	4.9.2001	4.9.2006	Valid	84.8
KPP 97	7201/5	Narkaus E	4.9.2001	4.9.2006	Valid	99.8
KPP 98	7201/6	Narkaus E	4.9.2001	4.9.2006	Valid	90.3
KPP 100	7201/8	Narkaus E	4.9.2001	4.9.2006	Valid	99.7
KPP 101	7201/9	Narkaus E	4.9.2001	4.9.2006	Valid	98.9
KPP 120	7202/10	Narkaus E	4.9.2001	4.9.2006	Valid	82.7
KPP 122	7202/12	Narkaus E	4.9.2001	4.9.2006	Valid	100.0
KPP 123	7202/13	Narkaus E	4.9.2001	4.9.2006	Valid	60.3
KPP 125	7202/15	Narkaus E	4.9.2001	4.9.2006	Valid	99.8
KPP 114	7202/4	Narkaus E	4.9.2001	4.9.2006	Valid	100.0
KPP 116	7202/6	Narkaus E	4.9.2001	4.9.2006	Valid	99.4
KPP 117	7202/7	Narkaus E	4.9.2001	4.9.2006	Valid	99.9
KPP 119	7202/9	Narkaus E	4.9.2001	4.9.2006	Valid	98.8
Portimo - 1	7206/1	Suhanko	22.10.2001	22.10.2006	Valid	45.90	Partly covered by ML application
Portimo - 10	7206/10	Suhanko	22.10.2001	22.10.2006	Valid	12.20	Entirely covered by ML application
Portimo - 11	7206/11	Suhanko	22.10.2001	22.10.2006	Valid	99.90	Entirely covered by ML application
Portimo - 12	7206/12	Suhanko	22.10.2001	22.10.2006	Valid	98.70	Entirely covered by ML application
Portimo - 14	7206/13	Suhanko	22.10.2001	22.10.2006	Valid	99.90	Entirely covered by ML application
Portimo - 15	7206/14	Suhanko	22.10.2001	22.10.2006	Valid	97.60	Entirely covered by ML application
Portimo - 16	7206/15	Suhanko	22.10.2001	22.10.2006	Valid	97.20	Entirely covered by ML application

Portimo - 17	7206/16	Suhanko	22.10.2001	22.10.2006	Valid	86.60	Entirely covered by ML application
Portimo - 18	7206/17	Suhanko	22.10.2001	22.10.2006	Valid	60.30
Portimo - 19	7206/18	Suhanko	22.10.2001	22.10.2006	Valid	77.60	Partly covered by ML application
Portimo - 20	7206/19	Suhanko	22.10.2001	22.10.2006	Valid	90.60	Partly covered by ML application
Portimo - 2	7206/2	Suhanko	22.10.2001	22.10.2006	Valid	99.10	Entirely covered by ML application
Portimo - 21	7206/20	Suhanko	22.10.2001	22.10.2006	Valid	82.50	Partly covered by ML application
Portimo - 22	7206/21	Suhanko	22.10.2001	22.10.2006	Valid	99.40	Entirely covered by ML application
Portimo - 23	7206/22	Suhanko	22.10.2001	22.10.2006	Valid	97.70	Entirely covered by ML application
Portimo - 24	7206/23	Suhanko	22.10.2001	22.10.2006	Valid	79.60	Partly covered by ML application
Portimo - 25	7206/24	Suhanko	22.10.2001	22.10.2006	Valid	99.00	Partly covered by ML application
Portimo - 26	7206/25	Suhanko	22.10.2001	22.10.2006	Valid	99.90	Partly covered by ML application
Portimo - 27	7206/26	Suhanko	22.10.2001	22.10.2006	Valid	99.90	Partly covered by ML application
Portimo - 28	7206/27	Suhanko	22.10.2001	22.10.2006	Valid	100.00	Partly covered by ML application
Portimo - 29	7206/28	Suhanko	22.10.2001	22.10.2006	Valid	99.40
Portimo - 30	7206/29	Suhanko	22.10.2001	22.10.2006	Valid	99.70
Portimo - 3	7206/3	Suhanko	22.10.2001	22.10.2006	Valid	99.00	Entirely covered by ML application
Portimo - 31	7206/30	Suhanko	22.10.2001	22.10.2006	Valid	94.70
Portimo - 32	7206/31	Suhanko	22.10.2001	22.10.2006	Valid	36.20
Portimo - 33	7206/32	Suhanko	22.10.2001	22.10.2006	Valid	100.00
Portimo - 38	7206/33	Suhanko	22.10.2001	22.10.2006	Valid	93.60	Partly covered by ML application
Portimo - 40	7206/34	Suhanko	22.10.2001	22.10.2006	Valid	48.50
Portimo - 41	7206/35	Suhanko	22.10.2001	22.10.2006	Valid	94.60
Portimo - 42	7206/36	Suhanko	22.10.2001	22.10.2006	Valid	93.30
Portimo - 43	7206/37	Suhanko	22.10.2001	22.10.2006	Valid	92.90
Portimo - 44	7206/38	Suhanko	22.10.2001	22.10.2006	Valid	61.40
Portimo - 45	7206/39	Suhanko	22.10.2001	22.10.2006	Valid	81.80
Portimo - 4	7206/4	Suhanko	22.10.2001	22.10.2006	Valid	76.00	Partly covered by ML application
Portimo - 47	7206/40	Suhanko	22.10.2001	22.10.2006	Valid	96.20
Portimo - 48	7206/41	Suhanko	22.10.2001	22.10.2006	Valid	91.60
Portimo - 49	7206/42	Suhanko	22.10.2001	22.10.2006	Valid	96.20
Portimo - 50	7206/43	Suhanko	22.10.2001	22.10.2006	Valid	89.90
Portimo - 51	7206/44	Suhanko	22.10.2001	22.10.2006	Valid	95.70
Portimo - 53	7206/45	Suhanko	22.10.2001	22.10.2006	Valid	95.10
Portimo - 54	7206/46	Suhanko	22.10.2001	22.10.2006	Valid	98.20
Portimo - 55	7206/47	Suhanko	22.10.2001	22.10.2006	Valid	91.70
Portimo - 56	7206/48	Suhanko	22.10.2001	22.10.2006	Valid	95.70
Portimo - 57	7206/49	Suhanko	22.10.2001	22.10.2006	Valid	98.10
Portimo - 5	7206/5	Suhanko	22.10.2001	22.10.2006	Valid	100.00	Entirely covered by ML application
Portimo - 58	7206/50	Suhanko	22.10.2001	22.10.2006	Valid	91.40
Portimo - 59	7206/51	Suhanko	22.10.2001	22.10.2006	Valid	91.10
Portimo - 60	7206/52	Suhanko	22.10.2001	22.10.2006	Valid	100.00
Portimo - 61	7206/53	Suhanko	22.10.2001	22.10.2006	Valid	90.50
Portimo - 62	7206/54	Suhanko	22.10.2001	22.10.2006	Valid	64.70
Portimo - 63	7206/55	Suhanko	22.10.2001	22.10.2006	Valid	37.70
Portimo - 65	7206/56	Suhanko	22.10.2001	22.10.2006	Valid	97.70
Portimo - 67	7206/57	Suhanko	22.10.2001	22.10.2006	Valid	96.90
Portimo - 69	7206/58	Suhanko	22.10.2001	22.10.2006	Valid	100.00
Portimo - 70	7206/59	Suhanko	22.10.2001	22.10.2006	Valid	95.60
Portimo - 6	7206/6	Suhanko	22.10.2001	22.10.2006	Valid	99.50	Entirely covered by ML application
Portimo - 160	7206/60	Suhanko	22.10.2001	22.10.2006	Valid	38.20
Portimo - 161	7206/61	Suhanko	22.10.2001	22.10.2006	Valid	35.00

Portimo - 7	7206/7	Suhanko	22.10.2001	22.10.2006	Valid	98.70	Entirely covered by ML application
Portimo - 8	7206/8	Suhanko	22.10.2001	22.10.2006	Valid	100.00	Entirely covered by ML application
Portimo - 9	7206/9	Suhanko	22.10.2001	22.10.2006	Valid	100.00	Entirely covered by ML application
Penikat 57	7208/1	Penikat	21.9.2001	21.9.2006	Valid	98.00
Penikat 94	7208/10	Penikat	21.9.2001	21.9.2006	Valid	99.80
Penikat 99	7208/11	Penikat	21.9.2001	21.9.2006	Valid	95.90
Penikat 100	7208/12	Penikat	21.9.2001	21.9.2006	Valid	79.70
Penikat 105	7208/13	Penikat	21.9.2001	21.9.2006	Valid	94.30
Penikat 106	7208/14	Penikat	21.9.2001	21.9.2006	Valid	97.00
Penikat 110	7208/15	Penikat	21.9.2001	21.9.2006	Valid	100.00
Penikat 111	7208/16	Penikat	21.9.2001	21.9.2006	Valid	97.70
Penikat 116	7208/17	Penikat	21.9.2001	21.9.2006	Valid	70.30
Penikat 117	7208/18	Penikat	21.9.2001	21.9.2006	Valid	69.70
Penikat 123	7208/19	Penikat	21.9.2001	21.9.2006	Valid	98.80
Penikat 65	7208/2	Penikat	30.1.2002	31.12.2006	Valid	91.60
Penikat 165	7208/20	Penikat	21.9.2001	21.9.2006	Valid	42.60
Penikat 66	7208/3	Penikat	30.1.2002	31.12.2006	Valid	85.90
Penikat 67	7208/4	Penikat	21.9.2001	21.9.2006	Valid	100.00
Penikat 72	7208/5	Penikat	30.1.2002	31.12.2006	Valid	83.10
Penikat 80	7208/6	Penikat	30.1.2002	31.12.2006	Valid	92.90
Penikat 81	7208/7	Penikat	21.9.2001	21.9.2006	Valid	99.80
Penikat 82	7208/8	Penikat	21.9.2001	21.9.2006	Valid	99.60
Penikat 93	7208/9	Penikat	21.9.2001	21.9.2006	Valid	98.10
KPP 176	7213/11	Konttijärvi W	10.8.2001	10.8.2006	Valid	98.6
KPP 177	7213/12	Konttijärvi W	10.8.2001	10.8.2006	Valid	97.2
KPP 178	7213/13	Konttijärvi W	10.8.2001	10.8.2006	Valid	96.2
KPP 179	7213/14	Konttijärvi W	10.8.2001	10.8.2006	Valid	98.5
KPP 180	7213/15	Konttijärvi W	10.8.2001	10.8.2006	Valid	97.5
KPP 168	7213/3	Konttijärvi W	10.8.2001	10.8.2006	Valid	97.1
KPP 169	7213/4	Konttijärvi W	10.8.2001	10.8.2006	Valid	100.0
KPP 170	7213/5	Konttijärvi W	10.8.2001	10.8.2006	Valid	99.5
KPP 171	7213/6	Konttijärvi W	10.8.2001	10.8.2006	Valid	96.9
KPP 172	7213/7	Konttijärvi W	10.8.2001	10.8.2006	Valid	99.6
KPP 173	7213/8	Konttijärvi W	10.8.2001	10.8.2006	Valid	98.7
KPP 181	7214/1	Konttijärvi W	10.8.2001	10.8.2006	Valid	99.5
KPP 190	7214/10	Konttijärvi W	10.8.2001	10.8.2006	Valid	97.4
KPP 191	7214/11	Konttijärvi W	10.8.2001	10.8.2006	Valid	97.0
KPP 182	7214/2	Konttijärvi W	10.8.2001	10.8.2006	Valid	99.4
KPP 187	7214/7	Konttijärvi W	10.8.2001	10.8.2006	Valid	100.0
KPP 188	7214/8	Konttijärvi W	10.8.2001	10.6.2006	Valid	99.3
KPP 189	7214/9	Konttijärvi W	10.8.2001	10.8.2006	Valid	100.0
KPP 195	7215/2	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	99.4	Partly covered by ML application
KPP 196	7215/3	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	92.3	Partly covered by ML application
KPP 197	7215/4	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	68.3	Partly covered by ML application
KPP 198	7215/5	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	94.4	Partly covered by ML application
KPP 199	7215/6	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	33.5	Partly covered by ML application
KPP 200	7215/7	Konttijärvi W	10.8.2001	30.11.2002	Valid/frozen	95.6	Partly covered by ML application
Portimo 164	7409/1	Narkaus	7.5.2002	7.5.2007	Valid	100.00
Portimo 165	7409/2	Narkaus	7.5.2002	7.5.2007	Valid	99.90
Saariaapa 1	7518/1	Narkaus	20.1.2003	31.12.2007	Valid	96.70
Saariaapa 2	7518/2	Narkaus	20.1.2003	31.12.2007	Valid	98.20

Saariaapa 3	7518/3	Narkaus	20.1.2003	31.12.2007	Valid	97.80
Ristiaapa 1	7545/1	Narkaus	20.1.2003	31.12.2007	Valid	99.00
Ristiaapa 2	7545/2	Narkaus	20.1.2003	31.12.2007	Valid	98.50
Takakangas 2	7631/1	Penikat	20.8.2003	20.8.2008	Valid	44.40		Renewed claim
Vihvilöjänkä 2	7631/2	Penikat	20.8.2003	20.8.2008	Valid	42.70		Renewed claim
A total of		341 valid claims				30 446.4	ha

This includes:		66 GFAP - South Atlantic Resources JV claims (KPP-)				6 176.8	ha

SCHEDULE 6
EFFECT OF TERMINATION

In the event of termination of the Agreement in accordance with Clause 2.4 of the Agreement, GFBV shall purchase and NAPL shall sell all of the issued and outstanding shares of NAPF for the nominal consideration of one Euro upon and in accordance with the Transfer and Subscription Terms and NAPL shall give the representations and warranties set out in paragraphs 1.2.7 and 1.2.8 of Schedule 1, as well as a representation and warranty that NAPF has no liabilities, actual or contingent (such representations and warranties to be true and correct as at the date of transfer of the NAPF shares to GFBV and to survive the date of such transfer and to remain in full force and effect thereafter) .

For greater certainty, any amount of Approved Earn-in Expenditures funded by Advances prior to such date of termination in accordance with Clause 7.2 of the Agreement shall not be reimbursed to any member of the NAPL Group.

SCHEDULE 7
TRANSFER OF PURCHASED INTEREST

In the event that NAPL has exercised the Option to acquire the Purchased Interest, the acquisition thereof shall be implemented in accordance with the following steps, it being recognized that the Transfer and Subscription Terms apply to the subscriptions and transfers set out in Steps 1 and 2 below:

1.                                       NAPL will subscribe for newly issued ordinary shares of GFF for a cash consideration equal to the full amount of all Advances made by NAPL (through its subsidiary NAPF) pursuant to the terms of Clause 7.2 (in this Schedule, the “Advanced Amount”).

2.                                       NAPL will acquire such number of GFF Shares from GFBV as would result in NAPL owning, in combination with the shares of GFF subscribed for in step 1 of this Schedule 7, such number of GFF Shares as would equal 50% or 60%, as applicable, of the issued and outstanding GFF Shares.

3.                                       GFF will use the Advanced Amount of cash received from the share subscription in step 1 to subscribe for additional ordinary shares of GFAP.

4.                                       GFAP will use the Advanced Amount of cash received from the share subscription in step 3 to repay the full amount of the Advances made by NAPF pursuant to the terms of Clause 7.2.

5.                                       NAPF will distribute the proceeds received on the repayment of its loan in step 4 to NAPL as a reduction of its share capital.

SCHEDULE 8
ENCUMBRANCES

1.             Certain of the APP Project Licenses are subject to the terms and conditions of the Purchase Agreement dated 9 April 2002 by and between South Atlantic Resources Limited, North Atlantic Resources Ab and the Arctic Platinum Partnership (now GFAP).

SCHEDULE 9
PROPERTY AGREEMENTS

LIST OF ESTATES PURCHASED FROM THE LANDOWNERS

Estate registration No.	Seller	Buyer	Area bought (Ha)	Date of Sale
683-874-1-0	The Heinisuo Forest Collective	GF AP	2415	17.2.2005
699-401-11-4	Mäenalainen Heikki Juhani	GF AP	1.2	22.12.2005
683-404-24-7	Ilola Mitja Anton	GF AP	1.6	21.6.2005
683-404-24-5	Kuisma Markku Tapio	GF AP	4.91	9.6.2005
683-404-24-6	Kuisma Markku Tapio	GF AP	4.3	9.6.2005
683-404-4-4	Impiö Antti aned Anna-Liisa	GF AP	13.4	20.5.2005
683-404-68-1	Juntara etc:parties to an estate	GF AP	29.7	10.5.2005
683-404-24-4	Palovaara Saimi and Erkki	GF AP	4.3	28.4.2005
683-404-24-8	Palovaara Johan Henrik	GF AP	5.1	28.4.2005
683-404-23-7	Palovaara Kalevi Antero	GF AP	20.7	28.4.2005
683-893-10-1	State of Finland; Metsähallitus	GF AP	888	27.5.2005
845-893-12-1	State of Finland; Metsähallitus	GF AP	260	27.5.2005

SCHEDULE 10
FORM OF SERVICES AGREEMENT

Please see attached

[W&C Draft: (Johannesburg) 22 May, 2006]

DEED OF AMENDMENT NO. 1 TO THE

ACQUISITION AND FRAMEWORK AGREEMENT

between

GOLD FIELDS EXPLORATION B V

and

GOLD FIELDS FINLAND OY

and

NORTH AMERICAN PALLADIUM LIMITED

and

NORTH AMERICAN PALLADIUM FINLAND OY

Dated

12 May 2006

THIS DEED OF AMENDMENT NO. 1 to The Acquisition and Framework Agreement (this “Amendment”) dated 12 May 2006 among:

(1)           GOLD FIELDS EXPLORATION B V (“GFBV”), a limited liability company, registration no. 27123830, organised and existing under the laws of The Netherlands;

(2)           GOLD FIELDS FINLAND OY (“GFF”), a limited liability company, registration no. 1606318-8, organised and existing under the laws of Finland;

(3)           NORTH AMERICAN PALLADIUM LTD. (“NAPL”), a corporation, registration no. 275053-8, organised and existing under the laws of Canada;

(4)           NORTH AMERICAN PALLADIUM FINLAND OY (“NAPF”), a limited liability company, registration no. 2005591-4, organised and existing under the laws of Finland.

each a “Party” and together the “Parties”.

WHEREAS

(A)          On 24 March 2006, the Parties entered into a Acquisition and Framework Agreement (the “Acquisition and Framework Agreement”), in terms of which, inter alia, the parties agreed to co-operate in the further development of the APP Project and GFBV granted to NAPL an option to acquire an Interest in the APP Project subject to and according to the terms of the Acquisition and Framework Agreement.

(B)           The Acquisition and Framework Agreement provided for certain terms and time frames for the appointment of directors to the board of directors of GFAP.  As a result of unexpected circumstances, there have been certain changes in the nominees of NAP to such board of directors and as a consequence, the Parties have not been able to appoint directors of GFAP within 30 days of the Effective Date as contemplated by Clause 3.1.  The Parties therefore wish to extend the period for the organisation of GFAP for a further 20 days.

(C)           The Parties hereby agree that the Acquisition and Framework Agreement shall be amended pursuant to the following terms and conditions and wish to record their agreement in writing.

1.                IT IS THEREFORE AGREED AS FOLLOWS:

1.1                           All capitalised words and phrases not specifically defined herein shall be interpreted, unless the context otherwise requires, in accordance with clause 1 of the Acquisition and Framework Agreement.

2.                AMENDMENT OF THE ACQUISITION AND FRAMEWORK AGREEMENT

2.1                           The Acquisition and Framework Agreement is amended as follows:

Clause 3.1(Organisation of GFAP):

Clause 3.1 of the Acquisition and Framework Agreement is hereby amended by the deletion of “30 days” and the insertion of “50 days” so that the amended Clause 3.1 shall read:

3.1          Organisation of GFAP:

Within 50 days of the Effective Date:

3.1.1     GFF shall procure that the Memorandum and Articles of Association (new) are duly adopted by GFAP in accordance with Applicable Law;

3.1.2     the Parties shall procure that the directors of GFAP, including the Managing Director, be appointed (in accordance with Clause 7.1); and

3.1.3     GFAP shall open and maintain an account in its name with an account bank approved by GFF into which all Advances funded by NAPL, through its subsidiary NAPF, pursuant to Clause 7.2 shall be deposited.

3.                GOVERNING LAW AND DISPUTE RESOLUTION

3.1                           This Amendment shall be governed and construed in accordance with English law.

3.2                           The provisions of clause 11.13 (Dispute Resolution) of the Acquisition and Framework Agreement shall be deemed to be incorporated into this Amendment as if such clause was set out in full save that references in the Acquisition and Framework Agreement to “this Agreement” shall be construed as references to this Amendment and references to “Parties” shall be construed as references to the Parties to this Amendment.

4.                GENERAL

4.1                           Except as specifically amended by the terms of this Amendment, the Acquisition and Framework Agreement shall continue in full force and effect in accordance with its terms and the Acquisition and Framework Agreement and this Amendment shall be read and construed as one instrument.

4.2                           This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same agreement as at the date of signature of the Party last signing one of the counterparts.  The Parties undertake to take whatever steps may be necessary to ensure that each counterpart is duly signed by each of them without delay.

3

IN WITNESS WHEREOF the Parties, acting through their duly authorised representatives, have entered into this Deed with the intention that it be delivered on the day and year written above

EXECUTED as a Deed on behalf of
NORTH AMERICAN PALLADIUM LTD.,
acting by

Authorised Signatory
and

Authorised Signatory
EXECUTED as a Deed on behalf of
NORTH AMERICAN PALLADIUM FINLAND OY,
acting by

Authorised Signatory
and

Authorised Signatory
EXECUTED as a Deed on behalf of
GOLD FIELDS EXPLORATION B.V.
acting by

Authorised Signatory
and

Authorised Signatory
EXECUTED as a Deed on behalf of
GOLD FIELDS FINLAND OY
acting by

Authorised Signatory
and

Authorised Signatory

4